Exhibit 10.4
DALLAS STANDARD OFFICE LEASE AGREEMENT

TABLE OF CONTENTS
FOR
SUPPLEMENTAL LEASE PROVISIONS
LIST OF EXHIBITS AND RIDERS
TO
SUPPLEMENTAL LEASE PROVISIONS

Exhibit A	Floor Plan
Exhibit B	Land Legal Description
Exhibit C	Intentionally Omitted
Exhibit D	Work Letter
Exhibit E	Acceptance of Premises Memorandum
Exhibit F	Parking Agreement
Exhibit G	Rules and Regulations
Exhibit H	Janitorial Specifications

Rider 1	Renewal Option
Rider 2	Expansion Option-Fifth Floor
Rider 3	Tenant’s Right of First Refusal
Rider 4	Cap on Certain Operating Expenses
Rider 5	Right to Sublease or Assign to Affiliate
Rider 6	Exterior Building Signage
Rider 7	Generator Rights
Rider 8	Termination Option
Rider 9	Exclusions from Operating Expenses
Rider 10	Antenna Agreement
Rider 11	Right to Audit
Rider 12	Expansion Option-First Floor
Rider H-l	Asbestos Containing Materials and Other Hazardous Substances
Rider H-2	Tenant’s Study, Testing and Inspection Rights

PRUDENTIAL OFFICE LEASE 2003

OFFICE LEASE AGREEMENT

     This Lease Agreement (this “Lease”) is made as of the 8th day of November, 2004, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called “Landlord”), and T-NETIX, INC., a Delaware corporation (hereinafter called “Tenant”). This Lease consists of this paragraph, the Basic Lease Provisions, the Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions. Each capitalized term used, but not defined, in the Supplemental Lease Provisions shall have the meaning assigned to such term in the Basic Lease Provisions.
BASIC LEASE PROVISIONS
1.	Building:
a. Name: The Princeton.
   Address: 14651 Dallas Parkway, Dallas, Texas 75240.
b. Agreed Rentable Area: 371,228 square feet.
2.	Premises:
a. Suite #: 600; Floors: the entire 6th floor.
b. Agreed Rentable Area: 51,283 square feet.
3.	a. Basic Rent (See Article 2, Supplemental Lease Provisions):

	Rate Per Square	Basic	Basic
Rental	Foot of Agreed	Annual	Monthly
Period	Rentable Area	Rent	Rent
Lease Months 1 — 12	$13.25	$679,499.76	$56,624.98
Lease Months 13 — 24	$13.75	$705,141.24	$58,761.77
Lease Months 25 — 36	$14.25	$730,782.72	$60,898.56
Lease Months 37 — 48	$14.75	$756,424.20	$63,035.35
Lease Months 49 — 60	$15.25	$782,065.80	$65,172.15
Lease Months 61 — 72	$15.75	$807,707.28	$67,308.94
Lease Months 73 — 84	$16.25	$833,348.76	$69,445.73
Lease Months 85 — 96	$16.75	$858,990.24	$71,582.52
Lease Months 97 — 108	$17.25	$884,631.72	$73,719.31
Lease Months 109 — 120	$17.75	$910,273.20	$75,856.10
b. Each “Lease Year” shall be a twelve (12) month period commencing with the Commencement Date or any anniversary date of the Commencement Date and ending on but not including the next occurring anniversary date of the Commencement Date; provided, however, the last Lease Year shall mean the period of time from and including the anniversary date of the Commencement Date that immediately precedes the Expiration Date to and including the Expiration Date. Each “Lease Month” shall be a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date.
4.	Tenant’s Pro Rata Share Percentage: 13.8144% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).

5.	Tenant’s Operating Expense Stop: Equal to actual Operating Expenses for the calendar year 2005, grossed up in accordance with subsection 2.202 of the Supplemental Lease Provisions (see Article 2, Supplemental Lease Provisions).

6.	Tenant’s Real Estate Taxes Stop: Equal to actual Real Estate Taxes for the calendar year 2005 (see Article 2, Supplemental Lease Provisions).

7.	Term: Ten (10) years and no (0) months (see Article 1, Supplemental Lease Provisions).

8.	Commencement Date: April 1, 2005 (see Article 1, Supplemental Lease Provisions).

9.	Expiration Date: March 31, 2015 (see Article 1, Supplemental Lease Provisions).

10.	Security Deposit: $0.00 (see Article 3, Supplemental Lease Provisions).

11.	Tenant’s Broker: DMc Corporate Services (such broker is represented by Dave Besserer).

12.	Permitted Use: General Office Purposes, Call Center, Network Operations Center and Data Center Only (see Article 4, Supplemental Lease Provisions).

13.	All payments shall be sent to Landlord in care of PM Realty Group (“Property Manager”) at 14651 Dallas Parkway, Suite 101, Dallas, Texas 75240 or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord, provided that payment shall not be deemed made if the check is not duly honored with good funds.

14.	Parking: See Section 15.17 and Exhibit F, if any, attached to the Supplemental Lease Provisions.

15.	Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

Landlord:	Tenant:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	PRIOR TO COMMENCEMENT DATE:
c/o PM Realty Group
14651 Dallas Parkway, Suite 101	T-NETIX, INC.
Dallas, Texas 75240	8201 Tristar Drive
Attention: Property Manager	Irving, Texas 75063
Fax: (972)788-1179	Attention: Bob Rae
Fax:(972)871-9577

AND IF NOTICE OF DEFAULT, COPY TO:	ON AND AFTER COMMENCEMENT DATE:
The Prudential Insurance Company of America	The Premises.
8 Campus Drive	Fax: To be determined
Parsippany, New Jersey 07054-4493
Attention: Legal Department	AND IF NOTICE OF DEFAULT, COPY TO
Applicable address above
Attention: General Counsel
Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.

PRUDENTIAL OFFICE LEASE 2003

SUPPLEMENTAL LEASE PROVISIONS

ARTICLE 1
TERM AND POSSESSION
SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.
1.101	Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item 1 of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described on Exhibit A attached hereto (hereinafter called the “Premises”). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor shall be considered part of the Premises. The Building, the land (the “Land”) on which the Building is situated (which Land is more particularly described on Exhibit B attached hereto), the parking garage, if any, located on the Land and serving the Building (the “Garage”) and all other improvements located on and appurtenances to the Building, the Garage and the Land are referred to collectively herein as the “Property”. Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day every day of the year.

1.102	Agreed Rentable Area. The agreed rentable area of the Premises is hereby stipulated to be the “Agreed Rentable Area” of the Premises set forth in Item 2b of the Basic Lease Provisions. The agreed rentable area of the Building is hereby stipulated to be the “Agreed Rentable Area” of the Building set forth in Item 1b of the Basic Lease Provisions.

1.103	Initial Term and Commencement. The initial term of this Lease shall be the period of time specified in Item 7 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 8 of the Basic Lease Provisions (as such Commencement Date may be adjusted pursuant to Section 3 of the Work Letter attached hereto as Exhibit D) and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 9 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Section 3 of the Work Letter).
SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION.
1.201	Delivery. Tenant hereby accepts delivery of the Premises. Tenant acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for punch list items and latent defects discovered and reported to Landlord by Tenant within one (1) year from the Commencement Date, hereby (i) accepts the Common Areas in “as is” condition for all purposes and (ii) subject to Landlord’s completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes. LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE QUALITY, CONDITION OR FITNESS FOR A PARTICULAR USE OR USES OF ANY ABOVE-BUILDING STANDARD IMPROVEMENTS AND/OR EQUIPMENT (SUCH AS SUPPLEMENTAL HEATING AND AIR CONDITIONING UNITS) PRESENTLY LOCATED IN OR SERVING THE PREMISES, ALL OF SUCH REPRESENTATIONS OR WARRANTIES BEING HEREBY EXPRESSLY EXCLUDED AND DENIED.

1.202	Completion. Landlord will perform or cause to be performed the work and/or construction of Tenant’s Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant’s Improvements by the date which is thirty (30) days prior to the Commencement Date. If Tenant’s Improvements are not Substantially Complete by the date which is thirty (30) days prior to the Commencement Date set forth in Item 8 of the Basic Lease Provisions for any reason whatsoever, Tenant’s sole remedy, except as set forth below in this Section 1.202, shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under Section 3 of the Work Letter. Subject to Section 5 of the Work Letter, Tenant shall be permitted to occupy the Premises for a period of thirty (30) days prior to the Commencement Date for the sole purpose of installing its furniture and communication and data equipment in the Premises. Such occupancy shall be subject to all of the terms and provisions of this Lease except for the obligation to pay Rent, other than the cost of any special services requested by Tenant during such period (e.g., after hours heating or air conditioning service). In the event Tenant occupies the Premises prior to the Commencement Date for purposes of conducting its business therein, Tenant shall be obligated to pay Rent for such period at the rate applicable to the first month of the Term, but such occupancy shall not accelerate the Commencement Date. Notwithstanding the foregoing, if Substantial Completion of the Tenant’s Improvements has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to one and one-half (1.5) days abatement of Basic Rent commencing on the Commencement Date for every day in the period beginning on the Outside Completion Date and ending on the date of Substantial Completion of the Tenant’s Improvements as Tenant’s sole and exclusive remedy. The “Outside Completion Date” shall mean the date which is 120 days after the later of (i) Tenant’s approval of the Contract Sum (as defined in Exhibit D) and (ii) issuance of a building permit for the construction of the Tenant’s Improvements. Landlord and Tenant acknowledge and agree that: (i) the determination of the date of Substantial Completion of the Tenant’s Improvements shall take into consideration the effect of any Tenant Delays by Tenant (i.e., the actual date of Substantial Completion shall be adjusted backward, to an earlier date, by one day for each day of Tenant Delay); and (ii) the Outside Completion Date shall be postponed by the number of days Substantial Completion of the Tenant’s Improvements is delayed due to events of Force Majeure. Further notwithstanding the foregoing, if Substantial Completion of the Tenant’s Improvements has not occurred on or before date which is three (3) months after the Outside Completion Date (such date, the “Final Completion Date”), Tenant shall, as its sole and exclusive remedy (other than abatement of Basic Rent as provided in this Section 1.202), be entitled to terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the Final Completion Date. Landlord and Tenant acknowledge and agree that: (i) the determination of the date of Substantial Completion of the Tenant’s Improvements shall take into consideration the effect of any Tenant Delays by Tenant (and shall be adjusted as set forth

PRUDENTIAL OFFICE LEASE 2003

above for Tenant Delays); and (ii) the Final Completion Date shall be postponed by the number of days Substantial Completion of the Tenant’s Improvements is delayed due to events of Force Majeure.
1.203	Acceptance of Premises Memorandum. Upon Substantial Completion (as defined in the Work Letter) of Tenant’s Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit E. If Tenant occupies the Premises for purposes of conducting business therein without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) commencement of business operations in the Premises or (ii) the Commencement Date set forth in Item 8 of the Basic Lease Provisions.
SECTION 1.3 REDELIVERY OF THE PREMISES.
1.301	Obligation to Redeliver. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys and parking and access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of Tenant (i) remove from the Premises all of Tenant’s Property (hereinafter defined), and (ii) if requested by Landlord, (a) remove from the Premises all or any part of the improvements (other than Tenant’s Improvements (excluding any Tenant’s Service Equipment (hereinafter defined) and other improvements approved by Landlord without the requirement that same be removed upon expiration or earlier termination of the Lease) made to the Premises by or on behalf of Tenant, and (b) repair all damage to the Premises and the fixtures, appurtenances, and equipment of Landlord caused by such removal, including without limitation, patching all holes in the walls and floors of the Premises. All removals and work described above shall be accomplished in a good and workmanlike manner and shall be conducted so as to minimize any damage the Premises or the Building, as so as not to damage the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant’s expense. All property required to be removed pursuant to this Section not removed within time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over possession of such property and either (a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person. Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord may not make any removal request as to (i) alterations, additions, improvements, fixtures, equipment (other than data and telecommunications cable and wiring) installed pursuant to the Work Letter unless Landlord notified Tenant of such removal obligations at the time Landlord approved the same, and (ii) any other alterations, additions, improvements or fixtures (other than data and telecommunications cable and wiring) effected after the Commencement Date with Landlord’s consent and as to which Landlord did not condition its consent on removal of such items at the conclusion of the Term.
1.302	Failure to Deliver. Notwithstanding any provision or inference to the contrary herein contained, in the event that Tenant fails to deliver to Landlord (and surrender possession of) all of the Premises upon the expiration or earlier termination of this Lease (or the applicable portion of the Premises if this Lease expires or terminates as to only a portion of the Premises) on the date of expiration or earlier termination, then Landlord may, without judicial process and without notice of any kind, immediately enter upon and take absolute possession of the Premises or applicable portion thereof, expel or remove Tenant and any other person or entity who may be occupying the Premises or applicable portion thereof, change the locks to the Premises or applicable portion thereof (in which event, Tenant shall have no right to any key for the new locks), limit elevator access to the Premises or applicable portion thereof, and take any other actions as are necessary for Landlord to take absolute possession of the Premises or applicable portion thereof. The foregoing rights are without prejudice and in addition to, and shall not in any way limit Landlord’s rights under, Section 1.4 below. Notwithstanding the foregoing, if the Lease is terminated prior to the expiration of the Term, Tenant shall have seven (7) days after the termination to remove Tenant’s property in the Premises (but such removal right shall not entitle Tenant to possession of the Premises).
SECTION 1.4 HOLDING OVER. In the event Tenant or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay any and all damages sustained by Landlord as a result of such holdover; provided that Tenant shall not be liable to Landlord for consequential damages arising from Tenant’s holdover unless (i) Landlord gives written notice (the “Vacancy Notice”) to Tenant after the date Tenant’s right to renew the Lease pursuant to Rider 1 has occurred stating (x) that Landlord has entered into a letter of intent, letter or memorandum of understanding or another similar instrument with a proposed tenant or a third party has accepted a proposal made by Landlord to lease all or part of the Premises and (y) the date Landlord requires Tenant to vacate the Premises (the “Vacancy Date”), which date shall be the later of thirty (30) days after Tenant’s receipt of the Vacancy Notice and the expiration date of this Lease, and (ii) Tenant fails to vacate the Premises on or before the Vacancy Date. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. If Landlord elects to cause Tenant to be ejected from the Premises through judicial process, and without in any way limiting Landlord’s rights under subsection 1.302 above, Tenant agrees that Landlord will not be required to deliver Tenant more than three (3) days’ notice to vacate prior to

PRUDENTIAL OFFICE LEASE 2003

Landlord’s filing of a forcible detainer suit. In addition, Tenant agrees that Landlord shall be entitled to the payment of its reasonable legal fees in the event that Landlord prevails in a forcible detainer action brought by Landlord.
ARTICLE 2
RENT
SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction (except as may be expressly allowed herein). The first monthly installment of Basic Annual Rent shall be payable within three (3) days after execution of the Lease and will be applied on the Commencement Date to the first installment of Basic Annual Rent due under the Lease. The remaining monthly installments of Basic Annual Rent shall commence on the first (1st) day of the calendar month following the Commencement Date and shall continue on the first day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated.
SECTION 2.2 ADDITIONAL RENT.
2.201	Definitions. For purposes of this Lease, the following definitions shall apply:
(a) “Additional Rent”, for a particular calendar year, shall equal the sum of (i) Tenant’s Pro Rata Share Percentage (as set forth in Item 4 of the Basic Lease Provisions) multiplied by the amount by which Real Estate Taxes (as hereinafter defined) for such year exceeds Tenant’s Real Estate Taxes Stop (as set forth in Item 6 of the Basic Lease Provisions) plus (ii) Tenant’s Pro Rata Share Percentage multiplied by the amount by which Operating Expenses (as hereinafter defined) for such calendar year exceed Tenant’s Operating Expense Stop (as set forth in Item 5 of the Basic Lease Provisions) plus (iii) Tenant’s Pro Rata Share Percentage multiplied by Additional Pass Through Costs (as hereinafter defined) for such calendar year.
(b) “Operating Expenses” shall mean all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, maintaining, insuring and managing the Property for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting principles, including, but not limited to, the following: (i) insurance premiums (“Insurance Premiums”); (ii) water, sewer, electrical and other utility charges (“Utility) Expenses”); (iii) service, testing and other charges incurred in the operation and maintenance of the elevators and th plumbing, fire sprinkler, security, heating, ventilation and air conditioning system; (iv) cleaning and other janitorial service inclusive of window cleaning); (v) tools and supplies costs; (vi) repair costs; (vii) costs of landscaping, including landscape maintenance and sprinkler maintenance costs and rental and supply costs in connection therewith; (viii) security and alarm services; (ix) license, permit and inspection fees; (x) management fees not to exceed four percent (4%) of gross revenue from the Property; (xi) wages and related benefits payable to employees (other than those above the grade of property manager), including taxes and insurance relating thereto, provided that to the extent wages, salaries or other compensation are billed to the Building for any employee not employed by Landlord full time on behalf of the Building, Landlord shall reasonably prorate such employees time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations; (xii) accounting services; (xiii) legal services, unless incurred in connection with tenant defaults or lease negotiations; (xiv) trash removal; (xv) garage and parking maintenance, repair, repaying and operating costs; and (xvi) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Notwithstanding the foregoing, Operating Expenses shall not include Real Estate Taxes or Additional Pass Through Costs. Costs and expenses to be excluded from Operating Expenses are set forth on Rider 9 attached hereto. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord collect more than one hundred percent (100%) of the total Operating Expenses for any calendar year.
(c) “Real Estate Taxes” shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord’s business of leasing the Premises. Notwithstanding the foregoing, Real Estate Taxes shall not include (a) any inheritance, estate, succession, transfer or gift taxes imposed upon or assessed against the Property or Landlord, or (b) taxes computed on the basis of the net income of Landlord or the owner of any interest therein. Further, Real Estate Taxes shall not include any penalties or interest resulting from Landlord’s late payment of Real Estate Taxes.
(d) “Additional Pass Through Costs” shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year after the calendar year in which this Lease is executed: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Properly by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, on the Commencement Date, amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the rate of twelve percent (12%) per annum (the “Amortization Rate”) on the unamortized balance thereof; (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990,42 U.S.C. §§12101-12213 (collectively, the “Disability Acts”), amortized over such period as Landlord shall reasonably determine, together with a amount equal to interest at the Amortization Rate on the unamortized balance thereof; (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iv) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and management costs

PRUDENTIAL OFFICE LEASE 2003

and expenses which would normally be amortized over a period not to exceed five (5) years. In the event any special assessments are assessed against the Property, Landlord shall either pay such assessments over the longest period of time permitted by applicable law or Landlord shall pay such assessment over a shorter period as elected by Landlord; provided that in the event Landlord pays over such shorter period, Tenant’s Pro Rata Share thereof shall be calculated as if Landlord paid such assessment over the longest period of time permitted by applicable law.
2.202	Gross-Up. If the Building is not at least ninety-five percent (95%) occupied during any year of the Term (including the Base Year), Operating Expenses shall be grossed up to include all additional costs and expenses of owning, operating, maintaining and managing the Building which Landlord reasonably determines that it would have incurred, paid or been obligated to pay during such year, including the Base Year, if the Building had been ninety-five percent (95%) occupied.

2.203	Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided. On or prior to the Commencement Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant’s estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without demand, offset or deduction (except as may be expressly provided herein), provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety (90) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for the applicable calendar year, accompanied by a computation of the difference, if any, between the estimated Additional Rent and the actual Additional Rent, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant’s total monthly payments of Additional Rent for the applicable year are less than Tenant’s actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant’s total monthly payments of Additional Rent for the applicable year are more than Tenant’s actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within forty-five (45) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant Any amount due Landlord as shown on any such statement shall be paid by Tenant within forty-five (45) days after it is received by Tenant.

2.204	Billing Disputes. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord’s calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant’s position. If an Additional Rent Dispute is resolved in favor of Tenant, Landlord shall within forty-five (45) days pay to Tenant the amount of Tenant’s overpayment of Additional Rent.

2.205	Revisions in Estimated Additional Rent. If Real Estate Taxes, Insurance Premiums, Utility Expenses or Additional Pass Through Costs increase during a calendar year or if the number of square feet of rentable area in the Premises increases, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such increase in the estimated Additional Rent divided by the number of months remaining in such year.

2.206	Real Estate Tax Protest. Section 41.413 of the Texas Property Tax Code may give Tenant the right to protest before the appropriate appraisal review board a determination of the appraised value of the Property if Landlord does not so protest and requires Landlord to deliver to Tenant a notice of any determination of the appraised value of the Property. Tenant acknowledges that the Property is a multi-tenant facility, that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants of the Property, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Lease Term. Accordingly, to the extent permitted by applicable law, Tenant hereby waives the provisions of §41.413 of the Texas Property Tax Code (or any successor thereto). In the alternative, if §41.413 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant’s intent so to protest and Landlord fails to protest the valuation within fifteen (15) days after Landlord receives Tenant’s written notice. If Tenant files a protest without giving the written notice required by the preceding sentence, such filing shall be an event of default under this Lease without the necessity of any notice from Landlord, regardless of the provisions of Section 13.102 of this Lease. Furthermore, if Tenant exercises the right of protest granted by §41.413 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest. If as a result of any protest filed by Tenant, the appraised value of the Property is increased by the appraisal board, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant’s Pro Rata Share Percentage of Real Estate Taxes) assessed against the Property in excess of the taxes which would have been payable in the absence of the protest. Tenant shall continue to pay such excess taxes until the determination of appraised value of the Property is changed by the appraisal review board, regardless of whether the increased taxes are incurred during the term of the lease or thereafter. Landlord agrees, upon request by Tenant, to provide to Tenant a copy of the determination of appraised value for any year. The payment obligations of Tenant under this Section 2.206 shall survive the expiration or other termination of this Lease.

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SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as “Rent”. Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff, except as otherwise expressly set forth herein.
SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a “Late Charge” of five cents ($.05) per dollar so overdue may be charged by Landlord to defray Landlord’s administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand. Notwithstanding the foregoing, provided that such payment is made within five (5) days after the date such payment is due, Landlord shall not charge a Late Charge for the first late payment in any twelve (12) month period during the Term.
ARTICLE 3
SECURITY DEPOSIT
Intentionally omitted.
ARTICLE 4
OCCUPANCY AND USE
SECTION 4.1 USE OF PREMISES.
4.101	General. The Premises shall, subject to the remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 12 of the Basic Lease Provisions. Without in any way limiting the foregoing, Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably disturb the quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant’s employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or Building contents and, if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith. Tenant shall keep the Premises neat and clean at all times. Tenant shall comply with, and promptly correct any violation of, each and every governmental law, rule or regulation relating to the Premises, except to the extent such compliance is Landlord’s obligation under the terms of this Lease. Tenant shall maintain a ratio of not more than one (1) person per 205 square feet of Agreed Rentable Area of the Premises. Upon written request by Landlord, Tenant shall, within five (5) business days after receipt of such request, provide Landlord a written statement containing the number of employees of Tenant at the Premises and the average number of visitors occupying the Premises on a daily basis. Tenant acknowledges that increased numbers of people occupying the Premises causes an increase in wear and tear on the Premises and the Common Areas and increased demand and use of Building services. The increased cost to Landlord arising from excessive use and wear and tear that follows from increased occupant density is difficult or impossible to quantify or measure precisely in dollars. Because the damages from excessive occupant density are difficult or impossible to calculate or quantify monetarily, if Tenant’s use of “ the Premises is such that the number of employees and/or visitors exceeds the ratio of one (I) person per 205 square feet of Agreed Rentable Area of the Premises for ten (10) business days (whether or not consecutive) in any calendar month, Tenant shall pay to Landlord additional rent equal to twenty-five percent (25%) of the Basic Monthly Rent payable hereunder for such calendar month. Such payment shall be made with the next accruing installment of Basic Annual Rent and shall be payable for each month in which Tenant exceeds the occupant density ratio for ten (10) business days within such calendar month. Payment of above-described additional rent shall not be a waiver of Tenant’s duty to comply with the occupancy density requirements of this subsection 4.101.
4.102	Hazardous and Toxic Materials.
(a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials (“ACM”) and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental laws, rules or regulations or that are subject to any right-to-know laws or requirements.
(b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials at or on the Premises or the Property except for use and storage of cleaning and office supplies used in the ordinary course of Tenant’s business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord, if requested by Landlord, for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulations. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Property in a manner that will not materially and adversely affect Tenant’s access, use or occupancy of the Premises. If Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that

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affect the Premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge.
(c) Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as permitted under Rider H-2 attached hereto. If Tenant requests that Landlord commence construction of Tenant’s Improvements prior to exercising such right, Tenant shall be deemed to have waived the termination right set forth in Rider H-2. Based solely on that certain Limited Asbestos Survey dated August 20, 2003 prepared by VATC Associates, Inc. (the “Asbestos Survey), Landlord is not aware of any materials containing greater than 1% asbestos located in the Premises, except as set forth in such Asbestos Survey. Tenant acknowledges its receipt of the Asbestos Survey.
(d) If Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph (b) of this subsection 4.102 or otherwise contaminate the Premises or the Property with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant’s obligations under this subsection 4.102(d) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.
SECTION 4.2 COMPLIANCE WITH LAWS.
4.201	Tenant’s Compliance Obligation.
(a) Tenant shall comply with all laws, statutes, ordinances, orders, permits and regulations affecting (i) Tenant’s use and occupancy of the Premises, (ii) any improvements constructed within the Building by or on behalf of Tenant (other than by Landlord) and (iii) any equipment installed within the Building by Tenant or installed by a party other than Landlord on behalf of Tenant, provided, however, Tenant’s compliance obligations with respect to the Disability Acts shall be governed by paragraph (b) following and the applicable provisions of the Work Letter. Notwithstanding the foregoing. Tenant shall not be responsible for compliance with any laws or regulations requiring (i) repairs or modifications to the utility or building service equipment located outside of or not exclusively serving the Premises (other than equipment installed by Tenant or on behalf of Tenant), or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations are required (a) due to Tenant’s work, alterations, or repairs in the Premises or Tenant’s particular manner of use of the Premises (other than general office use), or (b) due to the negligence or willful misconduct of Tenant or any agent, employee, contractor, licensee or invitee of Tenant. Tenant shall have the right to in good faith contest by appropriate legal proceedings at Tenant’s sole cost and expense and with counsel of Tenant’s choosing, the validity of any law, ordinance, order, rule, regulation or requirement with which, by the provisions of this Lease, it is obligated to comply provided that: (a) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, nor shall the Building or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance by reason of noncompliance or otherwise by reason of such contest; and (b) Tenant, after request, shall use reasonable efforts to shall keep Landlord regularly advised as to the status of such proceedings. If by the terms of any such law, ordinance, order, rule, regulation, or requirement, compliance therewith may be legally held in abeyance without incurring any lien or charge of record against the Premises, and without subjecting Landlord to any fines, penalties or any other liability for failure to comply therewith, Tenant may postpone compliance until the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence. If upon final determination Tenant is required to so comply, then Tenant shall promptly pay the cost of such compliance even if such determination is made after the end of the Term. Tenant’s obligations under this Section 4.201(a) shall survive the expiration or earlier termination of this Lease.
(b) From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant’s employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant’s business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and (iv) any change in the nature of Tenant’s business, or its employees, or financial net worth, or Tenant’s business operations that triggers an obligation under the Disability Acts.
(c) If any law, statute, ordinance, order, permit or regulation with which Tenant is required to comply pursuant to this Lease is violated, Tenant shall take such corrective action as is necessary to cause compliance.
4.202	Landlord’s Compliance Obligation.
(a) Landlord shall comply with all laws, statutes, ordinances, orders and regulations (i) relating to the Property (exclusive, however, of those with which Tenant is obligated to comply by reason of subsection 4.201) and (ii) non-compliance with which would adversely affect Tenant’s use or occupancy of the Premises or Tenant’s rights under this Lease, provided, however, Landlord’s compliance obligations with the Disability Acts shall be as provided in paragraph (b) of this subsection.
(b) From and after the Commencement Date, Landlord shall be responsible for compliance with the Disability Acts in the Common Areas.
(c) If any law, statute, ordinance, order, permit or regulation with which Landlord is required to comply pursuant to this Lease is violated, Landlord shall take such corrective action as is necessary to cause compliance.

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SECTION 4.3 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building are attached hereto as Exhibit G. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Property Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant, provided that any changes to the Rules and Regulations shall not have a material adverse effect on Tenant’s use of the Premises or Tenant’s rights hereunder. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease. In the event of any conflict between the terms and conditions of this Lease and the Rules and Regulations, the terms and conditions of this Lease shall control. Landlord shall not discriminate against Tenant in enforcement of the Rules and Regulations. Subject to Tenant’s compliance with the Building rules regarding vendor’s entry into the Building and the other terms and conditions of this Lease, Tenant shall have the right, at Tenant’s sole cost, to use a shredding service at the Premises for shredding of Tenant’s documents.
SECTION 4.4 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon not less than 24 hours prior notice (which notice may be oral), except in the case of an emergency, in which case no prior notice shall be required, to inspect the Premises, to show the Premises to prospective lenders, purchasers or, during the last nine (9) months of the Term, to prospective tenants and to fulfill Landlord’s obligations or exercise its rights (including without limitation Landlord’s Reserved Right [as hereinafter defined]) under this Lease. Except in the event of an emergency, at the election of Tenant, Landlord shall be accompanied by a representative of Tenant during such entry and if Tenant elects to have a representative accompany Landlord, Tenant agrees to make such representative available during such entry by Landlord. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor. During any entry into the Premises, Landlord will use reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises or the operation of Tenant’s business.
SECTION 4.5 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws to which the Property is subject
SECTION 4.6 PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall procure and thereafter maintain such license or permit. Additionally, if any subsequent alteration or improvement made to the Premises by Tenant or Tenant’s use of the Premises require any modification or amendment of any certificate of occupancy for the Building or the issuance of any other permit of any nature whatsoever, Tenant shall, at its expense, take all actions to procure any such modification or amendment or additional permit.
ARTICLE 5
UTILITIES AND SERVICES
SECTION 5.1 SERVICES TO BE PROVIDED.
Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described in subsections 5.101 through 5.106 below, subject to all other provisions of this Lease.
5.101	Elevator Service. Except for Holidays (hereinafter defined) and emergencies, Landlord shall provide automatic elevator facilities on generally accepted business days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and have at least one (1) elevator available for use at all other times. For purposes of this Lease, “Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other holiday commonly recognized by other office buildings in the Dallas, Texas area.

5.102	Heat and Air Conditioning. On generally accepted business days from 7:00 a.m. to 6:30 p.m. and on Saturdays (other than Holidays) from 7:00 a.m. to 1:00 p.m., Landlord shall ventilate the Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is customary in buildings of comparable size, quality and in the general vicinity of the Building, with such adjustments as Landlord reasonably deems necessary for the comfortable occupancy of the Premises, subject to events of force majeure and any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other things, energy conservation. Upon request, Landlord shall make available, at Tenant’s expense, after hours heat or air conditioning. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant. As of the date of this Lease, the hourly charge for such after hours heat and air conditioning is $35.00 per hour per floor of the Building. Landlord agrees that the after-hours charge for heating and air conditioning will only be increased if the cost to provide such services increases. Notwithstanding the foregoing, Tenant shall have the right to have 24-hour heating and air conditioning service in the portion of the Premises to be used as a network operations center, calf center, data center or computer room, provided the electricity therefor shall be separately metered, at Tenant’s sole expense, and the cost of the electricity for such service (as measured by such separate meter) shall be paid by Tenant in accordance with Section 5.103(d) below.
5.103 Electricity.
(a) Landlord shall furnish to the Premises electric current not in excess of that required by the office lighting and receptacles included in Tenant’s Improvements, provided, however, Tenant shall be solely responsible for the costs of electrical consumption (without duplication) (i) by equipment which requires a voltage other than 120 volts single phase, (ii) in excess of that currently supplied to the Premises or (iii) by any single piece of equipment in excess of 0.5 kilowatts at
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rated capacity (such consumption is herein referred to as “Excess Consumption” and the costs of Excess Consumption are herein referred to as “Excess Consumption Costs”).
(b) Landlord may, from time to time, engage a reputable consultant to conduct a survey of electrical usage within the Premises or install one or more submeters to measure electrical usage within the Premises or a particular floor of the Premises. If the survey or submeters reflect Excess Consumption, then (i) Tenant shall be responsible for the costs of any such surveys and submeters, (ii) if Tenant does not eliminate the Excess Consumption within thirty (30) days after receipt of notice of such Excess Consumption, Landlord shall have the right to install permanent submeters to measure the electrical consumption within the Premises (which permanent submeters shall constitute a part of Tenant’s Submeters, as hereinafter defined), (iii) Tenant shall pay for the cost of acquiring, maintaining, repairing and reading such submeters, and (iv) Tenant shall pay the Excess Consumption Costs.
(c) Tenant shall not (i) without the express prior written consent of Landlord, install or use or permit the installation or use of any computer or electronic data processing equipment or any other electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase or otherwise has high electrical consumption, (ii) use electric current in excess of the capacity of the feeders or lines to the Building as of the Commencement Date or the risers or wiring installation of the Building or the Premises as of the Commencement Date, or (iii) install any electrical plugs, connections or outlets which supply a voltage greater than 120 volts single phase without first notifying Landlord and arranging for the installation of a permanent submeter (which shall be deemed to be part of Tenant’s Submeters), at Tenant’s expense, to measure the electrical power consumed by the equipment and/or machinery hooked or plugged into such plugs, connections or outlets. All submeters installed by Landlord or Tenant to measure electrical usage by certain pieces of equipment located within the Premises together with any submeters installed by Landlord pursuant to paragraph (b) of this subsection are herein collectively referred to as “Tenant’s Submeters”. Landlord will maintain and repair Tenant’s Submeters, at Tenant’s cost.
(d) Upon the installation of Tenant’s Submeters, Landlord will, at Tenant’s cost, on or about the first day of each month during the Term of this Lease, read Tenant’s Submeters and record such readings for purposes of determining Metered Electrical Expenses (hereinafter defined). The cost of electricity consumed within each separately metered portion of the Premises and by each separately metered piece of equipment within the Premises (“Metered Electrical Expenses”) shall be equal to the sum of (i) the kilowatts of electricity consumed within the separately metered portions of the Premises (as measured by the applicable Tenant’s Submeters) during the applicable month (or other applicable period) and (ii) the kilowatts of electricity consumed by each separately metered equipment within the Premises (as measured by the applicable Tenant’s Submeters), multiplied by (iii) the cost per kilowatt of electricity charged to Landlord by the public utility for electricity consumed within the Building during the applicable month (or other applicable period). Landlord may, from time to time, invoice Tenant for Metered Electrical Expenses (as well as any Excess Consumption Costs determined by a reputable consultant) and Tenant shall, within thirty (30) days after receiving an invoice therefor, pay Landlord the amount of the Metered Electrical Expenses (and/or, as applicable, any Excess Consumption Costs determined by a reputable consultant) covered by such invoice. Each such invoice submitted by Landlord to Tenant shall include (i) the period of consumption covered by such invoice, (ii) the beginning and ending readings for each of Tenant’s Submeters for such period, (iii) Landlord’s calculations of the Metered Electrical Expenses covered by such invoice, and (iv) if applicable, the independent electrical consultant’s calculations of Excess Consumption and the Excess Consumption Costs.
5.104	Water. Landlord shall furnish water for lavatory purposes and drinking fountains in Common Areas only. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, such the cost to provide such water shall be paid by Tenant and Tenant shall be responsible, at its sole cost and expense for the maintenance of all lines and pipes connecting to the Building water main, except to the extent such maintenance is necessary as a result of latent defects in connection with the Tenant’s Improvements.

5.105	Janitorial Services. Landlord shall provide janitorial services to the Premises in accordance with the cleaning specifications attached hereto as Exhibit H or such other reasonably comparable specifications designated by Landlord from time to time, in those portions of the Premises used exclusively as offices (including a call center and, at Tenant’s option, a network operations center). Landlord shall not provide janitorial services to any data center located in the Premises.

5.106	Common Areas. Landlord shall perform routine maintenance in the Common Areas (hereinafter defined) and maintain the interior Common Areas of the Building in a manner comparable to similar class buildings as the Building in the North Dallas Tollway Corridor area.

5.107	Bulbs and Ballasts. Landlord shall provide Building standard bulbs and ballasts as necessary in the Premises. Landlord shall also provide non-building standard bulbs and ballasts upon Tenant’s request, provided Tenant shall pay the cost thereof, together with an administrative fee equal to five percent (5%) of such cost. All amounts due under this subsection for such non-building standard bulbs shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor.
SECTION 5.2 ADDITIONAL SERVICES. Landlord may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electrical current and water, provided by Landlord by reason of any use of the services at any time other than the standard Building hours set forth in subsection 5.102 above (except that the cost of electricity for the 24-hour heating and air conditioning service in the call center area of the Premises shall be paid by Tenant in the manner set forth in the last sentence of subsection 5.102), or beyond the levels or quantities that Landlord agrees herein to furnish or because of special electrical, cooling or ventilating needs created by Tenant’s hybrid telephone equipment, computers or other equipment. In no event will Landlord be required to provide any additional services during the existence of any monetary default by Tenant under this Lease.
SECTION 5.3 Intentionally omitted.
SECTION 5.4 SERVICE INTERRUPTION.
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5.401	SERVICE INTERRUPTION/WAIVER OF LANDLORD LIABILITY. LANDLORD SHALL NOT BE LIABLE FOR AND, EXCEPT AS PROVIDED IN SUBSECTION 5.402 BELOW, TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF LANDLORD’S FAILURE TO MAINTAIN TEMPERATURE OR ELECTRICAL CONSTANCY LEVELS OR TO FURNISH ANY OF THE FOREGOING SERVICES when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or by any cause beyond Landlord’s reasonable control (collectively, “Uncontrollable Events”), NOR SHALL ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OF ACTUAL) OF TENANT OR AS A BREACH OF THE IMPLIED WARRANTY OF SUITABILITY, OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH UNCONTROLLABLE EVENT OR RESULTS OR EFFECTS THEREOF.

5.402	Limited Right to Abatement of Rent and Limited Termination Right. If any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service as required under Section 5.101 through 5.104 above (each an “Essential Service”) for any period (other than a reconstruction period conducted pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive business days after written notice by Tenant to Landlord and provided such failure is not caused by Tenant, Tenant’s Contractors or any of their respective agents or employees, Tenant shall be entitled to a fair prorated abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) consecutive business day period until such portion is again fit for occupancy. Notwithstanding anything to the contrary set forth herein, if any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver an Essential Service and such failure is reasonably within the control of Landlord to remedy, and (a) continues for sixty (60) consecutive days after written notice by Tenant to Landlord, and (b) such failure is not caused by Tenant, Tenant’s Contractors or any of their respective agents or employees, then Tenant, as its sole remedy (in addition to the abatement of Basic Annual Rent and Additional Rent provided above), shall have the right to elect to terminate this Lease within ten (10) days after the expiration of said sixty (60) day period without penalty, by delivering written notice to Landlord of its election thereof.

5.403	Exclusive Remedy. Tenant’s sole and exclusive remedy for a failure by Landlord to provide any Essential Service to the Premises shall be Tenant’s remedy set forth in subsection 5.402.
SECTION 5.5 MODIFICATIONS. Intentionally omitted.
SECTION 5.6 TELECOMMUNICATION EQUIPMENT. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval shall include, without limitation, approval of the plans and specifications for the installation of the lines and/or other equipment within the Building. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord’s reasonable satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be reasonably necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Section 6.303 of this Lease; (iv) Landlord determines that there is sufficient space in the Building for the placement of all of the provider’s equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider’s equipment, for the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed “as built” plans immediately after the installation of the provider’s equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which are reasonably satisfactory to Landlord. If there is more than one (1) service provider available at the Building, Tenant shall have the right, in its sole and absolute discretion, to select its own service provider from such available providers. Landlord agrees to permit at least two (2) fiber providers to access the Building subject to such providers’ desire to enter the Building upon the terms and conditions set forth above.
ARTICLE 6
MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS
SECTION 6.1 LANDLORD’S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4, Article 8 below and Landlord’s rights under Section 2.2 above and except for ordinary wear and tear) keep and maintain in good repair and working order, consistent with other comparable buildings of the same age and size in the North Dallas Tollway corridor as the Building, and make repairs to (i) the structural elements of the Building, (ii) the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general (excluding any tie-ins to such systems by Tenant and/or systems serving only the Premises), (iii) the Common Areas, the Garage, the Service Corridors and the Service Areas, (iv) the roof of the Building, (v) the exterior windows of the Building, and (vi) the elevators serving the Building. Except as set forth in this Section 6.101 and as otherwise provided in Section 7.1 below and except for punch list items and latent defects reported to

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Landlord within one (1) year after the Commencement Date, Landlord shall not be required to maintain or repair any portion of the Premises. Landlord agrees that the management and maintenance of the Building will be of a quality comparable to buildings of a similar class as the Building in the North Dallas Tollway corridor area.
SECTION 6.2 TENANT’S OBLIGATION TO MAINTAIN AND REPAIR.
6.201 Tenant’s Obligation.
(a) Subject to Sections 5.107, 6.1, 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant’s sole cost and expense, (i) maintain and keep the interior of the Premises (including, but not limited to, all fixtures, walls, ceilings, floors, doors windows [except replacement of exterior plate glass], appliances and equipment which are a part of the Premises) in good repair and condition, (ii) repair or replace any damage or injury done to the Building or any other part of the Property caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors or resulting from a breach of its obligations under this Section 6.2 and (iii) indemnify and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys’ fees), claims and causes of action arising from or incurred by and/or asserted by third parties in connection with such maintenance, repairs, replacements, damage or injury. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements arc performed or required to be performed by Tenant under this Section 6.2.
(b) Subject to Sections 7.1 and 7.4 and Article 8 of this Lease, Tenant shall maintain and repair all supplemental HVAC units, data and phone cabling, and any and all other installations and equipment installed in the Premises, above the acoustical ceiling tiles of the Premises or elsewhere in the Building (such equipment and installations collectively referred to as the “Tenant Service Equipment”) installed by or on behalf of Tenant and which service only the Premises. Tenant shall notify Landlord prior to performing any repair, maintenance or replacement of the Tenant Service Equipment and the same shall be performed in accordance with the standards and conditions applicable to maintenance, repairs and replacements performed by Tenant pursuant to subpart (a) of this Section 6.201. Landlord shall have no liability for any repair, maintenance or replacement cost incurred in connection with the Tenant Service Equipment. All Tenant Service Equipment shall become property of the Landlord at the expiration or earlier termination of the Lease; provided that, if requested by Landlord, Tenant shall remove the Tenant Service Equipment on or before the Expiration Date or, if this Lease is terminated earlier, within seven (7) days after such termination. All removals shall be accomplished in accordance with the standards for removals under Section 1.301 hereof. Tenant shall indemnity and hold Landlord harmless from, and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys’ fees), claims and causes of action arising from or incurred by and/or asserted in connection with the (i) maintenance, repair, replacement of the Tenant Service Equipment and (ii) any damage or injury arising out of or resulting from or in connection with the Tenant Service Equipment.
6.202	Rights of Landlord. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above and such failure continues for thirty (30) days after notice to Tenant of such failure (except in the case of emergencies, in which case no prior notice shall be required), Landlord shall have the right, upon not less than 24 hours prior written notice to Tenant (except in the case of emergencies, in which case no prior notice shall be required) to perform such maintenance, repairs and replacements at Tenant’s expense. Tenant shall pay to Landlord within thirty (30) days after demand any such reasonable, actual cost or expense incurred by Landlord..
SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.
6.301	Landlord’s Construction Obligation. Landlord’s sole construction obligation under this Lease is as set forth in the Work Letter.
6.302	Alteration of Building. LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE “RESERVED RIGHT”). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD’S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed, (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas or Service Areas, (iv) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises (provided that any permanent change or alteration in the Premises shall not materially and adversely affect Tenant’s ability to conduct business in the Premises), the Common Areas, the Service Corridors or the Service Areas (hereinafter defined) of the Building and (vi) repair, change, modify, alter, improve, renovate or make
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additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable. Notwithstanding the first sentence of this Section 6.302, if any portion of the Premises becomes unfit for occupancy as a result of Landlord’s exercise of its Reserved Right or Landlord’s fulfillment of its obligations under this Lease for any period (other than a reconstruction period pursuant to Section 7.1 or Article 8 below) exceeding five (5) consecutive business days after written notice by Tenant to Landlord, and provided Tenant, Tenant’s contractors or any of their respective agents or employees did not cause the occurrence which necessitates Landlord’s exercise of its reserved right or fulfillment of its obligations, Tenant shall be entitled to a fair prorated abatement of Basic Annual Rent and Additional Rent for any such portion of the Premises from the expiration of such five (5) consecutive business day period until such portion is again fit for occupancy.
6.303	Alterations, Additions, Improvements and Installations by Tenant Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant’s Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant’s Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as “Installations”) if any such Installations would (i) affect any structural or load bearing portions of the Building, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant’s usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises which can be viewed from Common Areas, (vi) require greater or more difficult cleaning work (e.g., kitchens, reproduction rooms and interior glass partitions), (vii) adversely affect Landlord’s ability to deliver Building services to other tenants of the Building or (viii) violate any provision in Article 4 above or Rider H-1 or Rider H-2 attached hereto. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. With respect to any request by Tenant for approval of an Installation that does not affect any Building systems (including without limitation, mechanical, electrical, plumbing, or life safety systems) and does not affect the structure of the Building, Landlord shall respond to Tenant’s request within two (2) business days after receipt thereof, and such approval shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be entitled to make cosmetic improvements to the Premises (i.e., painting, carpeting and changing wall coverings) without Landlord’s prior consent; provided that Tenant provides Landlord five (5) business days prior notice of the making such improvements and all contractors performing such work shall have delivered to Landlord evidence of all insurance required by Landlord of contractors performing work in the Building. All Installations shall be at Tenant’s sole cost and expense. Without in any way limiting Landlord’s consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor’s insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the Installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord “as built” plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus ten percent (10%) as reimbursement for Landlord’s overhead. Each payment shall be made to Landlord within thirty (30) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above; provided that subject to the other terms and conditions of this Lease, Tenant may place partitions, trade fixtures and other personal property and equipment (collectively, the “Tenant’s Property”) in the Premises at Tenant’s own expense. Tenant’s Property shall remain the property of Tenant, and in the case of damage or destruction of Tenant’s Property by fire or other causes, Tenant shall have the right to recover for such damage from any insurance company with which Tenant has insured the same. Tenant shall indemnify and hold Landlord harmless from and reimburse Landlord for and with respect to, any and all costs, expenses (including reasonable attorneys’ fees), demands, claims, causes of action and liens, arising from or in connection with any Installations performed by or on behalf of Tenant (other than Installations performed by Landlord or Landlord’s contractors), EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OR OTHER TORTIOUS CONDUCT OF LANDLORD OR LANDLORD IS STRICTLY LIABLE FOR SUCH COSTS, EXPENSES OR CLAIMS. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant’s and Landlord’s insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

Subject to (i) the foregoing provisions of this Section 6.303, and (ii) the mutual agreement on location of the installation and the availability of space in, on or under the Building, in addition to the supplemental HVAC units existing in the Premises on the date hereof, Tenant shall be entitled to install in connection with the initial Premises, at Tenant’s sole cost and expense, up to five (5) self-contained 24 hour a day supplemental HVAC units (collectively, Tenant’s HVAC Unit); provided that Tenant shall reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord for Landlord’s engineering review of the plans therefor within thirty (30) days after receipt of an invoice therefor. If Tenant leases additional space in the Building, Tenant may install, at Tenant’s sole cost and expense, additional supplemental HVAC units as are mutually agreed between Landlord and Tenant. Tenant agrees to operate Tenant’s HVAC Unit so as to adequately heat or cool the Premises during the hours that Tenant elects. Tenant shall be responsible for all costs and expenses in connection with Tenant’s HVAC Unit and shall maintain the same in good repair and condition.
6.304	Approvals. Any approval by Landlord (or Landlord’s architect and/or engineers) of any of Tenant’s contractors or Tenant’s drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant’s Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.
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ARTICLE 7
INSURANCE, FIRE AND CASUALTY
SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building or the Garage should be totally destroyed by fire or other casualty or in the event the Building or the Garage (or any portion of either) should be so damaged that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty (180) day period. In the event that the Premises or the Garage should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord’s reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises or the Garage, as the case may be, then Landlord shall notify Tenant of such fact (such notice, the “Estimated Repair Notice”), and in such event Tenant may at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within twenty (20) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building, the Premises or the Garage should be damaged by fire or other casualty and, in Landlord’s reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty (180) days after the commencement of repairs to the Building, Premises or the Garage, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building, the Premises (including Tenant’s Improvements) and/or the Garage, but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. However, if Landlord does not have sufficient insurance proceeds to substantially complete the restoration of the Premises or the Garage to substantially the same condition which existed immediately prior to the happening of the casualty and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within fifteen (15) days thereafter, shall have the right to terminate this Lease by the giving of written notice to Landlord. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant’s Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy or the Garage is substantially unavailable. Notwithstanding Landlord’s restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord’s fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Notwithstanding the foregoing, in the event the Landlord determined that the rebuilding or repairs to the Premises or the Garage would not take longer than the one hundred eighty (180) day period set forth above, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within ten (10) business days after the end of such one hundred eighty (180) day period (provided that such one hundred eighty (180) day period shall be extended by events of Force Majeure) and prior to substantial completion of such rebuilding or repairs to the Premises or the Garage, as applicable, in which event Rent and Tenant’s other obligations under this Lease, other than those obligations that survive the expiration or earlier termination of this Lease, shall be abated during the remainder of the Term, effective as of the date of the casualty. Further notwithstanding the foregoing, (i) in the event the Estimated Repair Notice indicates that the rebuilding or repairs to the Premises or the Garage will exceed one hundred eighty (180) days and neither party elects to terminate this Lease pursuant to the foregoing provisions of this Section 7.1, Tenant shall have the right to terminate this Lease in the event the repairs to the Premises or the Garage, as applicable , are not substantially complete within thirty (30) days after the estimated rebuilding period set forth in the Estimated Repair Notice. In the event Tenant elects to exercise the termination right set forth in the preceding sentence, Tenant must notify Landlord in writing of such termination after the expiration of such thirty (30) day period and prior to substantial completion of the repairs or rebuilding of the Premises and/or the Garage, and (ii) if the Premises are damaged by a fire or any other casualty occurs during the final eighteen (18) months of the Term of this Leased, then unless Tenant has a renewal option and exercises its renewal option to extend the Term, the number one hundred eighty (180) in this Section shall be changed to the number sixty (60) for purposes of determining the options and rights of the parties pursuant to this Section.
SECTION 7.2 TENANT’S INSURANCE.
7.201	Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.
(a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $2,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible reasonably acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $2,000,000.00 over Tenant’s base coverage amount. All insurance coverage required under this subparagraph (a) shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Additionally, each policy evidencing the insurance required under this subparagraph shall expressly insure both Tenant and, as additional named insureds, Landlord and the Property Manager, IT BEING THE INTENT THAT SUCH POLICIES AFFORD INSURANCE COVERAGE TO LANDLORD AND THE PROPERTY MANAGER AGAINST CLAIMS FOR PERSONAL OR BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING UPON, IN OR ABOUT THE PREMISES AS THE RESULT OF THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE

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OR WILLFUL MISCONDUCT) OF LANDLORD OR THE PROPERTY MANAGER, whether or not required by the other provisions of this Lease.
(b) Fire and Extended Coverage Insurance. Property insurance on an all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, and water damage) covering all fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may provide for a reasonable deductible.
(c) Workers Compensation and Employer’s Liability Insurance. Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of Texas, together with employer’s liability insurance in an amount not less than $500,000.00. The insurance required by this part (c) shall include provisions waiving all subrogation rights against Landlord.
7.202	Other Requirements of Insurance. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, and (c) Tenant’s insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203	Proof of Insurance. Tenant shall deliver to Landlord within ten (10) days prior to the commencement of construction of Tenant’s Improvements, duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the evidence of such insurance (on ACORD Form 27 or a similar form) evidencing in-force coverage, stating that Landlord is an additional insured thereunder and agreeing to give Landlord at least thirty (30) days written notice prior to termination, cancellation or modification adversely affecting Landlord. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.
SECTION 7.3 LANDLORD’S INSURANCE.
7.301	Types of Coverage. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.
(a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.
(b) Fire and Extended Coverage Insurance. Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.
7.302	Self Insurance. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.
SECTION 7.4 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (EVEN IF (i) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES, OR (ii) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(b) AND 7.301(b) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by sections 7.201(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.
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SECTION 7.5 INDEMNITY.
7.501	Tenant’s Indemnity. Subject to the limitation and exclusions set forth below in this subsection, Tenant will indemnify and hold harmless Landlord, Property Manager, their respective officers, directors, and employees and any other parties for whom Landlord and/or Property Manager are responsible (each a “Landlord Indemnified Party”) from, and shall reimburse each Landlord Indemnified Party for and with respect to, any and all costs, expenses (including, without limitation, reasonable attorneys’ fees), claims, demands, actions, proceedings, judgments, hearings, damages, losses and liabilities brought or asserted by or payable to any third party, on account of personal injury, death, property damage or any other form of injury or damage (each a “Claim” and collectively, the “Claims”) arising out of or relating to (A) an incident or event which occurred within or on the Premises, (B) the use or occupancy of the Premises or (C) any breach of this Lease by Tenant and which resulted in a Claim, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY OR THE LANDLORD INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM. The indemnification and reimbursement obligations of Tenant under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Landlord under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party or (d) resulting from host liquor liability from Landlord’s acts. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant’s indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant’s obligations under this subsection shall survive the termination of this Lease.
7.502	Landlord’s Indemnity. Subject to the limitation and exclusions set forth below in this subsection, Landlord will indemnify and hold harmless Tenant and its officers, directors, and employees and any other parties for whom Tenant is responsible (each a “Tenant Indemnified Party”) from, and shall reimburse each Tenant Indemnified Party for and with respect to, any and all Claims (as defined in subsection 7.501 preceding) arising out of or relating to (a) an incident or event which occurred within or on the Common Areas, (b) the use or occupancy of the Common Areas, or (c) any breach of this Lease by Landlord and which resulted in a Claim, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY TENANT INDEMNIFIED PARTY OR THE TENANT INDEMNIFIED PARTY IS STRICTLY LIABLE FOR SUCH CLAIM. The indemnification and reimbursement obligations of Landlord under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Tenant under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above or Rider H-l or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Tenant Indemnified Party or (d) resulting from host liquor liability from Tenant’s acts. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord’s indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord’s obligations under this subsection shall survive the termination of this Lease.
ARTICLE 8
CONDEMNATION
SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord’s reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.
SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that twenty-five percent (25%) or more of the Agreed Rentable Area of the Premises or more than fifty percent (50%) of the Garage is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises or the Garage for a period of one hundred eighty (180) consecutive days by reason of a temporary taking or reasonable access to the Premises is denied as a result of such taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof, and such termination will be effective as of the date of the taking; provided that Tenant shall not be entitled to terminate this Lease with respect to a condemnation of the Garage if within thirty (30) days after such condemnation or sale in lieu thereof, Landlord provides Tenant with the number of parking spaces to which Tenant is entitled under Exhibit F in an alternative location.
SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord’s sole option and expense, shall restore and reconstruct the Building and/or the Garage to substantially its former condition to the extent that the same may be reasonably feasible, but such work shall not be required to exceed the scope of the work done in originally constructing the Building or the Garage, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building, the Premises or the Garage so taken.
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SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord’s award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s physical property.
ARTICLE 9
LIENS
Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, except when the mechanic’s lien is filed by a contractor, subcontractor, materialman, or laborer of Landlord (including any of the same performing the Tenant’s Improvements), AND TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS. In the event that Tenant shall not, within twenty (20) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All reasonable, actual amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Property or the Premises.
ARTICLE 10
TAXES ON TENANTS PROPERTY
Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant’s Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within thirty (30) days after demand, reimburse Landlord for the amount thereof.
ARTICLE 11
SUBLETTING AND ASSIGNING
SECTION 11.1 SUBLEASE AND ASSIGNMENT. Except as set forth in Rider 5 attached hereto, Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder. Without limiting Landlord’s consent rights and as a condition to obtaining Landlord’s consent, (i) each assignee must assume all obligations under this Lease and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and/or sublettings. Tenant shall deliver to Landlord a copy of each assignment or sublease entered into by Tenant promptly after the execution thereof, whether or not Landlord’s consent is required in connection therewith. Any assignment made by Tenant shall be in recordable form and shall contain a covenant of assumption by the assignee running to Landlord. All reasonable, actual legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant will be the responsibility of Tenant and will be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $200.00 in consideration for Landlord’s review of any requested assignment or sublease.
SECTION 11.2 LANDLORD’S RIGHTS.
11.201 Landlord’s Termination and Consent Rights.
(a) If Tenant desires to sublease any portion of the Premises or assign this Lease, Tenant shall submit to Landlord (a) in writing the name of the proposed subtenant or assignee, the nature of the proposed subtenant’s or assignee’s business and, in the event of a sublease, the portion of the Premises which Tenant desires to sublease (if the proposed sublease space is less than all of the Premises, such portion is herein referred to as the “Proposed Sublease Space”), (b) a current balance sheet and income statement for such proposed subtenant or assignee, (c) a copy of the proposed form of sublease or assignment, and (d) such other information as Landlord may reasonably request (collectively, the “Required Information”).
(b) Landlord shall, within fifteen (15) days after Landlord’s receipt of the Required Information deliver to Tenant a written notice (each such notice, a “Landlord Response”) in which Landlord either (i) terminates this Lease, if Tenant desires to sublease all of the Premises or assign this Lease, (ii) terminates this Lease only as to the Proposed Sublease Space, if the Proposed Sublease Space is less than the entire Premises, (iii) consents to the proposed sublease or assignment, or (iv) withholds its consent to the proposed sublease or assignment, which consent shall not be unreasonably withheld so long as Landlord does not elect to terminate this Lease under subparts (i) or (ii) above and so long as Landlord has received all
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Required Information. Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment if the refusal is based on (i) Landlord’s determination (in its sole discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space of the Building, (ii) the fact that such sublease or assignment is not in form and of substance reasonably satisfactory to Landlord, (iii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use under Item 12 of the Basic Lease Provisions or Section 4.1 of the Supplemental Lease Provisions, (iv) the proposed subtenant or assignee is a governmental entity or a medical office, (v) the proposed subtenant’s or assignee’s primary business is prohibited by any non-compete clause then affecting the Building, (vi) the proposed subtenant or assignee is a tenant of the Building or landlord is negotiating with the proposed subtenant or assignee to become a tenant of the Building, (vii) the population density of the proposed subtenant or assignee within the Premises will exceed the general population density requirement set forth in subsection 4.101 hereof, (viii) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the expenses or costs or providing Building services, or the burden on parking, existing janitorial services or elevators in the Building, (ix) the sublease or assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Property or Landlord is subject or (x) such sublessee or assignee has a net worth less than that of Tenant at the time Tenant submits the Required Information.
(c) If Landlord does not timely exercise its termination right with respect to the proposed sublease or assignment within the required fifteen (15) days period, then Landlord shall be deemed to have waived its right to terminate this Lease with respect to the applicable assignment or sublease, but Landlord shall have the right to consent or withhold its consent to the applicable proposed assignment or sublease, by delivering written notice thereof to Tenant within such fifteen (15) day period. If Landlord does not exercise its right to consent or withhold its consent in respect of a proposed assignment or sublease within the required fifteen (15) day period, then Landlord shall be deemed to have consented to the proposed assignment or sublease.
11.202	Effect of Termination. If Landlord timely exercises its option to terminate this Lease as to the entire Premises as provided in subsection 11.201, then this Lease shall terminate on a date specified by Landlord in the Landlord Response (the “Specified Termination Date”), which Specified Termination Date shall not be sooner than 30 days after the date of Landlord’s Response, nor later than 90 days after the date of Landlord’s Response, and the Basic Rent and Additional Rent shall be paid and apportioned to the Specified Termination Date. If Landlord timely exercises its option to terminate this Lease as to only the Proposed Sublease Space, then (i) this Lease shall end and expire with respect to the Proposed Sublease Space on the applicable Specified Termination Date, (ii) from and after the applicable Specified Termination Date, the Basic Rent shall be reduced by the amount of Basic Rent that was being paid in respect of the Proposed Sublease Space as of the applicable Specified Termination Date, (iii) Tenant’s Pro Rata Share Percentage shall be recalculated based on the square feet of rentable area included in the Premises (exclusive of such Proposed Sublease Space), (iv) Tenant’s estimated payments of Additional Rent shall be recalculated on the basis of the revised Tenant’s Pro Rata Share Percentage, and (v) if the Proposed Sublease Space adjoins another portion of the Premises, Tenant shall, at Tenant’s sole cost and expense, construct and finish such demising walls as are necessary to physically separate the Premises from the Proposed Sublease Space, and (vi) if the Proposed Sublease Space is part of a floor which is fully included in the Premises, then Landlord shall have the right, at Tenant’s sole cost and expense, (a) to construct and finish in accordance with Building standards or to cause Tenant to construct and finish in accordance with Building standards such demising walls as are necessary (x) to construct a public corridor so as to convert the floor to a multi-tenant floor and (y) to convert the restrooms on such floor (including access thereto) to restrooms which will serve the entire floor, as opposed to only the Premises, and (b) to make such revisions, if any, are necessary, to properly light, heat, cool and ventilate the public corridor and public restrooms. The alterations performed by Tenant pursuant to this paragraph shall be deemed Installations and therefore subject to the provisions of subsection 6.303.
SECTION 11.3 LANDLORD’S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder (“Excess Sublease Rentals”), fifty percent (50%) of the Excess Sublease Rentals shall be the property of and paid over to Landlord in consideration for Landlord’s consent to the applicable assignment or sublease. During the continuance of a default of the Lease by Tenant under Section 13.1, Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or Tenant’s right to possession of the Premises is terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section 11.2, shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease, in which event all rentals payable under such lease after the termination of this Lease or Tenant’s right to possession of the Premises shall be deemed the property of Landlord.
SECTION 11.4 ASSIGNMENT AND BANKRUPTCY. Intentionally omitted.
ARTICLE 12
TRANSFERS BY LANDLORD, SUBORDINATION AND TENANT’S
ESTOPPEL CERTIFICATE
SECTION 12.1 SALE OF THE PROPERTY. In the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a
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Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.
SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any ground lease of the Property wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant’s agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever reasonable instruments may be reasonably required for such purposes and to carry out the intent of this Section 12.2. Landlord represents that as of the date hereof, there is no mortgage or deed of trust covering the Building.
SECTION 12.3 TENANTS ESTOPPEL CERTIFICATE. Tenant shall, within fifteen (15) days after the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect with rent paid through a specified date; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord’s obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord and Tenant evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.
ARTICLE 13
DEFAULT
SECTION 13.1. DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.
13.101	Failure to Pay Rent. With respect to the first three (3) payments of Rent not made by Tenant when due in any twelve (12) month period, the failure by Tenant to make any such payment to Landlord within five (5) days after Tenant receives written notice specifying that the payment was not made when due. With respect to any other payment of Rent, the failure by Tenant to make such payment of Rent to Landlord when due, no notice of any such failure being required.

13.102	Failure to Perform. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within ninety (90) days after such written notice to Tenant.

13.103	Continual Failure to Perform. The third failure by Tenant in any twelve (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104	Bankruptcy, Insolvency, Etc. Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter called “Guarantor”, whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, “applicable bankruptcy law”); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any involuntary action is taken to reorganize or modify Tenant’s or Guarantor’s capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).
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13.105	Abandonment. Intentionally omitted.

13.106	Vacation. Intentionally omitted.

13.107	Loss of Right to do Business. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable; provided, however, such failure shall not constitute a default if such right is reinstated, or such tax is paid, within thirty (30) days after Tenant receives notice of such failure or past-due tax.

13.108	Dissolution or Liquidation. Except in connection with a reorganization permitted under Rider 5 to the Lease, if Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.
With respect to the defaults described in subsections 13.103 through 13.108, Landlord shall not be obligated to give Tenant notices of default and Tenant shall have no right to cure such defaults.
SECTION 13.2 REMEDIES OF LANDLORD.
13.201	Termination of the Lease. Upon the occurrence of a default (as set forth in Section 13.1 above) by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, by picking or changing locks if necessary, and lockout, and expel or remove Tenant and any other person or entity who may be occupying the Premises. Tenant shall have seven (7) days after the termination to remove Tenant’s property in the Premises (but such removal right shall not entitle Tenant to possession of the Premises). Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):
(a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant’s Improvements, brokers’ fees and commissions, attorneys’ fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys’ fees and refurbishing costs and other costs in readying the Premises for a new tenant);
(b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the “Discount Rate”]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord’s reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that with reasonable efforts could be collected by Landlord by reletting the Premises, calculated in accordance with subsection 13.206);
(c) plus any other costs or amounts necessary to compensate Landlord for its actual damages.
If such termination is caused by the failure to pay Rent, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to Basic Annual Rent payable hereunder for the month during which this Lease is terminated times the lesser of (A) eighteen (18) or (B) the number of full calendar months remaining in the Term at the time of such termination. Such liquidated damages shall be in lieu of the payment of loss and damage Landlord may suffer by reason of such termination as provided above but which shall not be in lieu of or reduce in any way any amount (including accrued Rent) or damages due to breach of covenant (whether or not liquidated) payable by Tenant to Landlord which accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to provide for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
13.202	Repossession and Re-Entry. Upon the occurrence of a default (as set forth in Section 13.1 above) by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant’s right of possession of the Premises, but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, by picking or changing locks if necessary, and lockout, and expel or remove Tenant and any other person or entity who may be occupying the Premises. If Landlord terminates Tenant’s possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord will have the right to relet the Premises or any part thereof on such terms as Landlord deems advisable, taking into account the factors described in subsection 13.206. Any rent received by Landlord from reletting the Premises or a part thereof shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any reasonable cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys’ fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises,
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either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203	Cure of Default. Upon the occurrence of a default (as set forth in Section 13.1 above) hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for trespass from such action.

13.204	Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no reletting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant provided this Lease is not terminated.

13.205	Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be liable for special or consequential damages for a breach of or default under this Lease except as set forth in Section 1.4 above or in this Section 13.2.

13.206	Mitigation of Damages. With respect to the laws of the State of Texas which require that Landlord use reasonable efforts to relet the Premises, it is understood and agreed that:
(a) Landlord may elect to lease other comparable, available space in the Building, if any, before reletting the Premises.
(b) Landlord may decline to out-of-pocket costs to relet the Premises, other than customary leasing commissions and legal fees for the negotiation of a lease with a new tenant.
(c) Landlord may decline to relet the Premises at rental rates below then prevailing market rental rates, because of the negative impact lower rental rates would have on the value of the Building and because of the uncertainty of actually receiving from Tenant the greater damages that Landlord would suffer from and after reletting at the lower rates.
(d) Before reletting the Premises to a prospective tenant, Landlord may require the prospective tenant to demonstrate the same financial wherewithal that Landlord would require as a condition to leasing other space in the Building to the prospective tenant.
(e) Identifying a prospective tenant to relet the Premises, negotiating a new lease with such tenant and making the Premises ready for such tenant will take time, depending upon market conditions when the Premises first become available for reletting, and during such time Landlord cannot reasonably be expected to collect any revenue from reletting, but Landlord agrees not to unreasonably delay the process of reletting.
(f) Listing the Premises with a broker in a manner consistent with parts (a) through (e) above constitutes reasonable efforts on the part of Landlord to relet the Premises.
SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period, is thereafter diligently pursued until cured, and such cure is effected within two hundred seventy (270) days after Landlord’s receipt of written notice of such default. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.
SECTION 13.4 LANDLORD’S LIABILITY.
13.401	Tenant’s Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7.1 and 8.2 above and Rider H-2 attached hereto. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant’s sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be
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construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided. TENANT HEREBY WAIVES ITS STATUTORY LINE UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.
13.402	Certain Limitations on Landlord’s Liability. UNLESS COVERED BY SUBSECTION 7.502 ABOVE OR CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OK ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary.
SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT
     TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES -CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “DTPA”), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.
SECTION 13.6 LANDLORD’S LIEN. LANDLORD HEREBY WAIVES ANY STATUTORY LIEN IT MAY HAVE IN CONNECTION WITH TENANT’S PROPERTY.
ARTICLE 14
NOTICES
Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 15 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, upon receipt.
ARTICLE 15
MISCELLANEOUS PROVISIONS
SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.
SECTION 15.2 SIGNAGE. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on or in the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory in the main lobby and adjacent to the access door or doors to the Premises. Tenant shall be permitted install exterior Building signage pursuant to Rider 6 attached to the Lease.
SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. Tenant’s consent to or approval of any act by Landlord requiring Tenant’s consent or approval shall not be deemed to render unnecessary the obtaining of Tenant’s consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any
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endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.
SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.
SECTION 15.5 COMMON AREAS. “Common Areas” will mean all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and, in addition to the foregoing, any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Common Areas shall not include the Garage. “Service Corridors” shall mean all loading docks, loading areas and all corridors that are not open to the public but which are available for use by Tenant and others designated by Landlord. “Service Areas” will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms and air and water refrigeration equipment. Tenant, for the benefit of Tenant and its employees, agents, customers, visitors, invitees and licensees, is hereby granted a nonexclusive right to use the Common Areas and Service Corridors during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Building, Common Areas, Service Corridors and Service Areas will be at all times under the exclusive control, management and operation of the Landlord. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling and any other areas (other than corridors and restroom facilities in Premises located on full floors) not specifically shown on Exhibit A as being part of the Premises.
SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 11 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease by through or under Tenant. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named claiming by, through or under Tenant. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease on behalf of Landlord other than PM Realty Group and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease claiming by, through or under Landlord. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents other than PM Realty Group claiming by, through or under Landlord. Landlord has agreed to pay the fees of the broker (but only the broker) named in Item 11 of the Basic Lease Provisions and PM Realty Group to the extent that Landlord has agreed to do so pursuant to written agreements with such brokers.
SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant. Landlord agrees to execute this Lease within seven (7) business days after receipt thereof from Tenant.
SECTION 15.10 INTEREST ON TENANTS OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.
SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.
SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.
SECTION 15.13 AUTHORITY. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act Tenant has all
PRUDENTIAL OFFICE LEASE 2003

requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section 15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant. Landlord represents and warrants to Tenant that Landlord owns fee simple title to the Property subject to all matters of record; thai it has the right to execute and deliver this Lease; and that the person executing this Lease on behalf of Landlord has the authority to do so.
SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.
SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord’s expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.
SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord’s agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.
SECTION 15.17 PARKING. If the Property includes a Garage, there shall be an Exhibit F attached hereto, which shall set forth the agreements between Landlord and Tenant relating to parking. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.
SECTION 15.18 ATTORNEYS’ FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.
SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent land owner).
SECTION 15.20 RELOCATION. Intentionally omitted.
SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.
SECTION 15.22 CALCULATION OF CHARGES. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Article 2 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.
SECTION 15.23 ANTI-TERRORISM REPRESENTATIONS. Tenant and Landlord are not, and shall not during the Term become, a person or entity with whom the other party is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”). To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Tenant will not in the future during the Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. To the best of its knowledge, Landlord is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Landlord will not in the future during the Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.
SECTION 15.24 FINANCIAL STATEMENTS. Tenant, within fifteen (15) days after written request (but not more than twice in any 12 month period), shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any non-public information that is disclosed by Tenant.
SECTION 15.25 BUILDING ACCESS CARDS. Landlord shall provide Tenant with 215 Building access cards at no additional charge in connection with Tenant’s lease of the initial Premises. Additionally, Landlord shall provide Tenant upon Tenant’s request, at Landlord’s then current cost therefor, an additional number of Building access cards in an amount not to exceed a total of
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one (1) access card for 205 square feet of Agreed Rentable Area of the Premises. In the event the size of the Premises increases or decreases, the number of access cards available to Tenant shall proportionately increase or decrease, as applicable, and any additional access cards in connection with such an increase in the size of the Premises shall be furnished to Tenant at no additional charge hereunder. However, replacement of any lost access cards shall be subject to Landlord’s standard charge in effect from time to time therefor.
SECTION 15.26 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

	By:	PM Realty Group, L.P., a Delaware limited partnership, its duly authorized agent

		By:	/s/ Bernard Deaton

		Name:	Bernard Deaton
		Title:	Senior Vice President /Managing director

TENANT

T-NETIX, INC., a Delaware corporation

	By:	/s/ Wayne A. Johnson

	Name:	Wayne A. Johnson
	Title:	Vice President
PRUDENTIAL OFFICE LEASE 2003

EXHIBIT A
FLOOR PLAN FOR THE PREMISES
     This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as Landlord, and T-NETIX, INC., a Delaware corporation, as Tenant.
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A-1

EXHIBIT B
LAND LEGAL DESCRIPTION
     This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as Landlord, and T-NETIX, INC., a Delaware corporation, as Tenant.
BEING a tract of land out of the Josiah Pancoast Survey, Abstract 1146, Dallas County, Texas and being all of Lot 1, and a 60-foot Fire Lane, Access and Utility Easement “Wellington Square” as recorded in Volume 79220, Page 2210, Plat Records Dallas County, Texas, and being all of Lot 4 “Wellington Square” as recorded in Volume 79206, Page 0350, Plat Records, Dallas County, Texas, and being more particularly described as follows:
BEGINNING at a point in the west line of Dallas Parkway (120 feet wide) said point being the southeast corner of said 60-foot Fire Lane, Access and Utility Easement;
THENCE S 71 degrees 54'52" W, departing said west line, a distance of 70.12 feet to the point of tangency of a circular curve to the right having a radius of 200.0 feet, whose chord bears S 80 degrees 18'06” W, a distance of 58.34 feet;
THENCE Southwesterly, along said curve thru a central angle of 16 degrees 46'27" an arc distance of 58.55 feet to its point of tangency;
THENCE S 88 degrees 41'19" W, a distance of 364.22 feet to a point for a corner;
THENCE S 1 degree 18'41" E, a distance of 292.0 feet to a point for a corner;
THENCE S 88 degrees 41'19" W, a distance of 512.81 feet to a point for a corner,
THENCE N 17 degrees 01'00" W, a distance of 490.53 feet to a point for a corner;
THENCE N 88 degrees 41'19" E, a distance of 645.59 feet to a point for a corner,
THENCE S 1 degree 18'41" E, a distance of 120.22 feet to a point for a corner;
THENCE N 88 degrees 41'19" E, a distance of 364.22 feet to the point of tangency of a circular curve to the left having a radius of 140.0 feet, whose chord bears N 80 degrees 18'06" E, a distance of 40.84 feet;
THENCE Northeasterly, along said curve through a central angle of 16 degrees 46'27" an arc distance of 40.99 feet to its point of tangency;
THENCE N 71 degrees 54'52" E, a distance of 70.12 feet to a point for a corner in the said west line of Dallas Parkway;
THENCE S 18 degrees 05'08" E, along said west line, a distance of 60.0 feet to the POINT OF BEGINNING AND CONTAINING 302,554 square feet or 6.946 acres of land more or less.
OFFICE EXHIBITS & RIDERS 1998

B-1

EXHIBIT C
[Intentionally Omitted]

OFFICE EXHIBITS & RIDERS 1998

C-1

EXHIBIT D
WORK LETTER
PLANS TO BE AGREED UPON/FINISH ALLOWANCE
     This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
1.	Plans.
1.1 Space Plan. Landlord’s designated space planner, at Tenant’s expense, shall within five (5) business days after full execution of this Lease, prepare and deliver to Tenant a space plan for the Premises based on the information received by Tenant as of the date of execution of this Lease, showing, regardless of the quantities of such items, the location of all partitions and doors and the lay-out of the Premises. Tenant will at all times cooperate with Landlord’s space planner, furnishing all reasonable information and material concerning Tenant’s organization, staffing, growth expectations, physical facility needs (including, without limitation, needs arising by reason of the Disability Acts), equipment, inventory, etc., necessary for the space planner to efficiently and expeditiously arrive at an acceptable lay-out of the Premises. Tenant will approve or disapprove in writing the space plan within five (5) business days after receipt from Landlord and if disapproved, Tenant shall provide Landlord and Landlord’s space planner with specific reasons for disapproval. If Tenant fails to approve or disapprove the space plan on or before the end of such five (5) business day period, Tenant shall be deemed to have approved the last submitted space plan. The foregoing process shall be repeated until Tenant has approved (which shall include deemed approval) the space plan (such space plan, when approved by Landlord and Tenant, is herein referred to as the “Space Plan”). If the space plan is not approved in writing by both Landlord and Tenant by November 30, 2004, then each day after November 30, 2004 that the space plan is not approved by Tenant shall constitute one (1) day of Tenant Delay (hereinafter defined). Landlord shall promptly and expeditiously administer the transfer of plans and communications in connection with the Space Plan approval process.
1.2 Compliance With Disability Acts. Tenant shall promptly provide Landlord and Landlord’s space planner and/or architect as applicable, with all information needed to cause the construction of Tenant’s Improvements to be completed such that Tenant, the Premises and Tenant’s Improvements (as constructed) will be in compliance with the Disability Acts. TENANT SHALL BE RESPONSIBLE FOR AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY OR ASSERTED AGAINST LANDLORD BY REASON OF OR IN CONNECTION WITH ANY VIOLATION OF THE DISABILITY ACTS ARISING FROM OR OUT OF (x) information or design and space plans furnished to Landlord by Tenant (or the lack of complete and accurate information so furnished) concerning Tenant’s Improvements, (y) Tenant’s employer-employee obligations, or (z) after the Commencement Date, violations by Tenant and/or Tenant’s Improvements or the Premises not being in compliance with the Disability Acts as the result of changes in regulations or law or interpretations thereof not in effect on the Commencement Date. The foregoing indemnity shall not include any claims, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of the negligence or gross negligence of Landlord or Landlord’s employees, agents or contractors. Without limiting the foregoing, if Landlord constructs Tenant’s Improvements based on any special requirements or improvements required by Tenant, or upon information furnished by Tenant that later proves to be inaccurate or incomplete resulting in any violation of the Disability Acts, Tenant shall be solely liable to correct such violations and to bring the improvements into compliance with the Disability Acts as promptly as is practicable.
1.3 Construction Plans. Upon approval of the Space Plan by Landlord and Tenant, Landlord’s space planner and engineer, at Tenant’s expense, will prepare construction plans (such construction plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the “Construction Plans”) for all of Tenant’s improvements requested pursuant to the Space Plan (all improvements required by the Construction Plans are herein called “Tenant’s Improvements”), including complete detail and finish drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building standard heating, ventilation and air conditioning equipment and controls. Within five (5) business days after construction plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove same in writing and if disapproved, Tenant shall provide Landlord and Landlord’s space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the construction plans are approved by Tenant; provided that if Tenant fails to respond in any five (5) business day period, Tenant shall be deemed to have approved the last submitted construction plans. If the construction plans are not approved in writing by both Tenant and Landlord on or before December 31, 2004 for any reason whatsoever, then each day after December 31, 2004 that the construction plans are not approved by Tenant shall constitute one (1) day of Tenant Delay. In addition, if the construction plans are not approved in writing by Landlord and Tenant on or before March 31, 2005 for any reason, Landlord may, at its sole option, terminate the Lease and this Exhibit, whereupon Landlord shall have no further liability or obligation thereunder or hereunder.
1.4 Changes to Approved Plans. If any re-drawing or re-drafting of either the Space Plan or the Construction Plans is necessitated by Tenant’s requested changes (all of which shall be subject to reasonable approval by Landlord and, if applicable, the Texas Department of Licensing & Regulation and any other governmental agency or authority to which the plans and specifications are required to be submitted), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.
1.5 Coordination of Planners and Designers. If Tenant shall arrange for interior design services, whether with Landlord’s space planner or any other planner or designer, it shall be Tenant’s responsibility to cause necessary coordination of its agents’ efforts with Landlord’s agents to ensure that no delays are caused to either the planning or construction of the Tenant’s Improvements.
OFFICE EXHIBITS & RIDERS 1998

2.	Construction and Costs of Tenant’s Improvements.
2.1	Construction Obligation and Finish Allowance.
(a)	Landlord agrees to construct Tenant’s Improvements, at Tenant’s cost and expense; provided, however, provided Tenant is not in default, Landlord shall provide Tenant with an allowance of up to $30.00 per square foot of Agreed Rentable Area in the Premises (the “Finish Allowance”), which allowance shall be disbursed by Landlord, from time to time, for payment of (in the following priority) (i) the contract sum required to be paid to the general contractor engaged to construct Tenant’s Improvements, which contract sum shall include without limitation, the costs of any and all payment and performance bonds required by Landlord in connection with the construction of Tenant’s Improvements, any “step up” electrical transformers which are necessary to provide any electrical service required by Tenant which exceeds the existing Building riser capacity, and any other costs incurred by such general contractor to comply with the construction requirements applicable to the Building (the “Contract Sum”), (ii) the fees of the preparer of the Space Plan and the Construction Plans, (iii) up to $0.50 per rentable square foot of Agreed Rentable Area in the Premises for Tenant’s signage as provided in Rider 6 to this Lease; (iv) up to $1.25 per square foot of Agreed Rentable Area in the Premises for purchase and installation of Tenant’s data and telecommunications cabling; (v) up to $6.00 per square foot of Agreed Rentable Area in the Premises for Tenant’s moving costs, equipment, appliances and furnishings (exclusive of data and telecommunications cabling); and (vi) the fees and expenses of Tenant’s construction manager, if any, as hereinafter provided (the foregoing costs are collectively referred to as the “Permitted Costs”). Landlord shall not charge any construction management fee to Tenant in connection with Landlord’s construction of the Tenant’s Improvements. In the event Tenant elects to hire its own construction manager, then (A) Tenant must do so prior to the commencement of the bidding process set forth in Section 2.2 below, (B) the construction manager selected shall be subject to Landlord’s reasonable approval, and (C) all fees and expenses of such construction manager shall be paid by Tenant, provided Tenant may use up to five percent (5%) of the Finish Allowance (i.e., up to $1.50 per square foot of Agreed Rentable Area in the Premises) to pay such fees and expenses of its construction manager. Landlord shall not be required to disburse any of the amounts set forth in (iii) through (vi) above unless Tenant provides receipts and proof of delivery and/or installation of the item (if applicable) along with its request for disbursement of the portion of the Finish Allowance allocable thereto. Further, any disbursements of the Finish Allowance directly to Tenant for the amounts set forth in (iii) through (vi) above shall not be made until the Commencement Date has occurred and Tenant is in occupancy of the Premises for the purpose of conducting its business therein. In the event any Finish Allowance remains unexpended after payment of the Permitted Costs, such excess shall be the sole property of Landlord. Space planning and MEP engineering costs shall be charged as set forth in the attached memo dated October 26, 2004 from The idGROUP; provided that Tenant acknowledges and agrees that the costs set forth on the attached memo are estimates only (based on information provided by Tenant regarding Tenant’s intended improvements) and the unit price per square foot is based on a limited number of revisions by Tenant.
(b)	Title to any equipment, appliances, furnishings or personalty installed in the Premises and purchased with any portion of the Finish Allowance shall pass to Landlord upon payment of the invoice cost thereof and Tenant shall not remove any such equipment, appliances, furnishings or personalty from the Premises prior to the expiration of the initial Term of the Lease without Landlord’s express, prior written consent. Provided that Tenant is not in default under the Lease at the expiration of the initial Term, title to any furniture or furnishings (but not equipment or appliances) purchased with any portion of the Finish Allowance shall pass to Tenant, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, QUALITY, CONDITION OR FITNESS FOR A PARTICULAR USE OR USES OF THE FURNITURE, ALL OF SUCH REPRESENTATIONS OR WARRANTIES BEING HEREBY EXPRESSLY EXCLUDED AND DENIED, and Tenant shall remove the same from the Premises upon the termination of the Lease. Dining the Term, the risk of loss for loss, theft, damage or destruction of the equipment, appliances, furnishings or personalty installed in the Premises and purchased with any portion of the Finish Allowance shall be borne by Tenant.
(c)	Tenant shall have the right to use, at Tenant’s option, any existing light fixtures, appliances, doors, mini-blinds, door frames and hardware, HVAC units, ceiling tiles and ceiling grid currently located in the Premises at no cost to Tenant provided that the same comply with all applicable laws.
2.2 Bidding Process. Within three (3) business days after approval of the Construction Plans by Landlord and Tenant, Landlord will submit the Construction Plans to at least five (5) contractors, including one (1) contractor designated by Tenant and approved by Landlord, in order to obtain a bid proposal to construct Tenant’s Improvements and perform the work in connection therewith. Without limiting Landlord’s approval rights regarding the contractor designated by Tenant to submit a bid, such contractor must (i) maintain the insurance coverage required by Landlord and (ii) submit its bid to Landlord within the time period designated by Landlord for all of the bid proposals. The bid proposals will show the items of work and the cost of the Tenant’s Improvements required by the Construction Plans. All bid information will be “open book” with Tenant. Within two (2) business days after the bid proposals are due from the contractors, Landlord will furnish Tenant the bid proposals received by Landlord for the construction of Tenant’s Improvements and all work and services required to perform the same. Tenant shall have five (5) business days within which to review and accept one of the submitted bids. If Tenant has not accepted one of the submitted bids by 5:00 p.m. on the fifth (5th) business day, then Tenant shall be deemed to have approved and accepted the lowest qualified submitted bid. Landlord and Tenant mast approve (or be deemed to have approved) the Contract Sum for the construction of Tenant’s Improvements prior to the commencement of construction.
2.3 Excess Costs. If the sum of the Permitted Costs exceeds the Finish Allowance, then Tenant shall pay all such excess costs (“Excess Costs”).
2.4 Liens Arising from Excess Costs. Tenant agrees to keep the Premises free from any liens arising out of nonpayment of Excess Costs. In the event that any such lien is filed and Tenant, within twenty (20) days following such filing fails to cause same to be
OFFICE EXHIBITS & RIDERS 1998

released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released. All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord and such obligation shall bear interest at the rate provided for in Section 15.10 of the Supplemental Lease Provisions from the date of payment by Landlord until the date paid by Tenant.
2.5 Construction Deposit. Tenant shall remit to Landlord an amount (the “Prepayment”) equal to the projected Excess Costs, if any, within five (5) working days after commencement of construction by Landlord. On or prior to the Commencement Date, Tenant shall deliver to Landlord the actual Excess Costs, minus the Prepayment previously paid. Failure by Tenant to timely tender to Landlord the full Prepayment shall permit Landlord to stop all work until the Prepayment is received. All sums due Landlord under this Section 2.4 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease.
3. Delays. Delays in the completion of construction of Tenant’s Improvements or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant, Tenant’s Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant’s Contractors shall constitute “Tenant Delays”. Without limitation of the foregoing, the following shall constitute Tenant Delays: (a) Tenant’s failure to furnish information in accordance with this Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) business days of such request; or (b) Tenant’s request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Tenant Delay; or, (c) changes in any approved Space Plans or Construction Plans requested by Tenant. In the event that Tenant’s Improvements are not Substantially Complete by the date which is thirty (30) days prior to the Commencement Date referenced in Item 8 of the Basic Lease Provisions, then the Commencement Date referenced in Item 8 shall be amended to be the date which is thirty (30) days after the Adjusted Substantial Completion Date (hereinafter defined) and the Expiration Date referenced in Item 9 of the Basic Lease Provisions shall be adjusted forward by the same number of days as is the Commencement Date, so that the Term of the Lease will be the Term set forth in Item 7 of the Basic Lease Provisions; provided however, if the Expiration Date, as so adjusted, falls on a day other than the last day of a calendar month, then the Expiration Date shall be extended to the last day of the calendar month in which it otherwise would have occurred. The Adjusted Substantial Completion Date shall be the date Tenant’s Improvements are Substantially Complete, adjusted backward (i.e., to an earlier date), however, by one day for each day of Tenant Delays, if any. Except for the Rent abatement and termination right provided in Section 1.202 of the Lease, the foregoing adjustments in the Commencement Date and the Expiration Date shall be Tenant’s sole and exclusive remedy in the event Tenant’s Improvements are not Substantially Complete by the initial Commencement Date set forth in Item 8 of the Basic Lease Provisions.
4. Substantial Completion and Punch List. The terms “Substantial Completion” and “Substantially Complete,” as applicable, shall mean when Tenant’s Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Premises for the Permitted Use (as described in Item 12 of the Basic Lease Provisions) and the Premises has passed all inspections required for lawful occupancy, as evidenced by issuance of a certificate of occupancy (which may be a temporary certificate of occupancy) for the Premises. When Landlord considers Tenant’s Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of Tenant’s Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his agreement on punch list items. Landlord will use reasonable efforts to cause the contractor to complete all punch list items within thirty (30) days after agreement thereon. In the event the Tenant’s Improvements do no comply with all applicable federal, state and local laws for any reason other than Tenant’s breach of Section 1.2 of this Work Letter on the Commencement Date, upon receipt of written notice of such non-compliance, Landlord shall cause such compliance at no additional cost to Tenant.
5. Tenant’s Contractors. If Tenant should desire to enter the Premises or authorize its agent to do so prior to the Commencement Date of the Lease, to perform approved work not requested of the Landlord, Landlord shall permit such entry if:
(a)	Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and
(b)	Tenant, its contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, “Tenant’s Contractors”), work in harmony with and do not in any way disturb or interfere with Landlord’s space planners, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”), it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; and
(c)	Tenant (notwithstanding the first sentence of subsection 7.201 of the Supplemental Lease Provisions), Tenant’s Contractors and other agents shall provide Landlord sufficient evidence that each is covered under such Worker’s Compensation, public liability and property damage insurance as Landlord may reasonably request for its protection.
Landlord shall not be liable for any injury, loss or damage to any of Tenant’s installations or decorations made prior to the Commencement Date and not installed by Landlord. In connection with such entry by Tenant or Tenant’s Contractors prior to the Commencement Date, Tenant shall indemnify and hold harmless Landlord and Landlord’s Contractors from and against any and all costs, expenses, claims, liabilities and causes of action arising out of or in connection with work performed in the Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord’s Contractors). Landlord is not responsible for the function and maintenance of Tenant’s Improvements which are different than Landlord’s standard improvements at the Property or improvements, equipment, cabinets or fixtures not installed by Landlord. Such entry by Tenant and Tenant’s Contractors pursuant to this Section 5 shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent.
OFFICE EXHIBITS & RIDERS 1998

6. Landlord’s Additional Work. In addition to the Tenant’s Improvements, Landlord shall, at it sole cost and expense (and not as part of the Finish Allowance), perform the modifications to the 6th floor restrooms and elevator lobby areas required for such restrooms and elevator lobbies to meet the accessibility requirements set forth in the Disability Acts. Landlord shall perform such modifications during the construction of the Tenant’s Improvements. However, Landlord shall not be responsible for the cost of any cosmetic modifications or alterations in such restrooms or elevator lobbies in excess of Building standard improvements. If Tenant desires an above Building standard cosmetic appearance for the restrooms and/or elevator lobbies (subject to Landlord’s reasonable approval), Tenant shall be responsible for the excess costs associated with such above Building standard improvements, which costs may be paid out of the Finish Allowance, if any remains after payment of the Permitted Costs.
7. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD’S REPRESENTATIVE:

NAME	Kerry Burden
ADDRESS	8111 LBJ Freeway, Suite 680
Dallas, Texas 75251
PHONE	(972) 680-0106

TENANT’S REPRESENTATIVE:

NAME	Bob Rae
ADDRESS	8201 Tristar Drive
Irving, Texas 75063
PHONE	(972)953-4285
OFFICE EXHIBITS & RIDERS 1998

Job#: 62-
Re: Evercom/T-NETIX
Date: October 26, 2004
Building Name: The Princeton

To:	DMC Properties
Dave Besserer
	17120 N. Dallas Pkwy., Ste. 235	Suite:
	Dallas, TX 75248	USF:
RSF: approx. 51,000

Work Authorized	Unit Price	Cost
Basic Services:

Programming	.04/sf	$2,040.00
Original Space Planning (including one revision)	.08/sf	$4,080.00
Revised Spae Planning	.04/sf	$2,040.00
Design Development/ Finsih Selection	.08/Sf	$4,080.00
Construction Documents — not including TAS fee	.32/sf	$16,320.00
Above Std Details/Elevations (including restrooms)	hourly (estimate)	$6,500.00

MEP fees (standard office area)	.35/sf	$17,850.00

Sub total	1.04/sf	$52,910.00

Optional or Revision Services:
The following items will involve above-standard design and co-ordination by The idGROUP and/or the MEP engineer. The fees for these items will be directly related to how involved the client wants or needs us to be. A firm fee will be provided before any work is performed.

Design fees for NOC/Call Center
AV design coordination
Furniture selection/specification/coordination

Construction Administration (8hrs/wk for 6 weeks)	$65/hour- hourly	$3,120.00 estimate

Authorized Cost Estimate:
Reimbursable Estimate (including TAS fee):		$5,000.00

Total Authorized Cost Estimate:
Remarks:
Submitted By: Teri Johnson
OFFICE EXHIBITS & RIDERS 1998

EXHIBIT E
ACCEPTANCE OF PREMISES MEMORANDUM
        This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the “Lease”) between The Prudential Insurance Company of America, a New Jersey corporation (“Landlord”), and T-NET1X, INC., a Delaware corporation (“Tenant”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 14651 Dallas Parkway, in Dallas, Texas (the “Building”). Landlord and Tenant hereby agree that:
1.	Except for the Punch List Items (as shown on the attached Punch List) and latent defects reported to Landlord within one (1) year of the Commencement Date, Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2.	The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant’s Improvements are satisfactory in all respects, except for the Punch List Items and are suitable for the Permitted Use.

3.	The Commencement Date of the Lease is , . If the date set forth in Item 8 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 8 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4.	The Expiration Date of the Lease is , . If the date set forth in Item 9 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 9 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5.	Tenant acknowledges receipt of the current Rules and Regulations for the Building as set forth in Exhibit G to the Lease.

6.	Tenant represents to Landlord that Tenant has received a final Certificate of Occupancy covering the Premises.

7.	Tenant’s telephone number at the Premises is . Tenant’s facsimile number at the Premises is .

8.	All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

9.	Tenant and each person signing this Acceptance of Premises Memorandum on behalf of Tenant represents to Landlord that (i) Tenant has the full right and authority to enter into this Acceptance of Premises Memorandum, and (ii) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord represents to Tenant that (i) Landlord has the full right and authority to enter into this Acceptance of Premises Memorandum, and (ii) each person signing on behalf of Landlord was and continues to be authorized to do so.
Agreed and Executed this                       day of                                            ,                      .

LANDLORD

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
a New Jersey corporation

By:	PM Realty Group, L.P., a Delaware limited partnership, its duly authorized agent

By:

Name:

Title:

TENANT

T-NETIX, INC., a Delaware corporation

By:

Name:

Title:

OFFICE EXHIBITS & RIDERS 1998

E-1

EXHIBIT F
GARAGE PARKING AGREEMENT
RESERVED AND NON-RESERVED PARKING SPACES
        This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
1.	Parking Spaces. So long as the Lease remains in effect and the Premises are the initial Premises, Tenant shall rent on (i) a reserved basis fifteen (15) designated parking spaces on the first level of the Garage during the Term of this Lease and (ii) an unreserved first-come, first-served basis one (1) parking space per 250 square feet of Agreed Rentable Area in the Premises in, or on the roof of, the Garage and/or in the surface lots around the Building during the Term of this Lease. If the size of the Premises increases or decreases during the Term of this Lease, the number of unreserved parking spaces rented by Tenant shall increase or decrease such that Tenant shall lease one (1) unreserved parking space for each 250 square feet of Agreed Rentable Area in the Premises. If the size of the Premises decreases, the number of reserved parking spaces which Tenant is entitled to rent shall decrease proportionately with the decrease in size of the Premises; however, if the size of the Premises increases, Tenant shall not have the right to rent an increased number of reserved parking spaces.

In addition to the parking spaces specified in the foregoing paragraph, during the initial Term Tenant may, upon thirty (30) days prior written notice to Landlord, rent up to one (1) additional unreserved parking space in or on the roof of the Garage and/or in the surface lots around the Building for each 1,000 square feet of Agreed Rentable Area in the Premises (the “Additional Spaces”), to the extent such parking spaces are available, which determination shall be made in Landlord’s sole reasonable determination. Landlord shall have the right to terminate Tenant’s lease of any or all of the Additional Spaces as of the first day of any calendar month during the Term by giving sixty (60) days prior written notice thereof.

2.	Parking Rental. The rent for the foregoing parking spaces (including the Additional Spaces) during the initial Term shall be $0.00 per space. Thereafter, the rent for such parking spaces shall be the rate determined in accordance with the Rider 1 to the Lease, plus applicable sales tax. All payments of rent for parking spaces shall be made (i) at the same time as Basic Monthly Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

3.	Lost Parking Cards. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

4.	Validation. Tenant may validate visitor parking, by such method or methods as Landlord or the Garage operator may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord expressly reserves the right to redesignate parking areas and to modify the parking structure for other uses or to any extent; provided that such modifications shall not reduce Tenant’s rights under this Exhibit F.

5.	Parking Stickers and Cards. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable.

6.	Damage to or Condemnation of Garage. If Landlord fails or is unable to provide any parking space to Tenant in the Garage because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant’s obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space. In the event of a casualty affecting the Garage, provided the Lease is not terminated pursuant to Article 7 of the Lease, Landlord shall use commercially reasonable efforts to restore the Garage as soon as reasonably practicable.

7.	Rules and Regulations. A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Garage as it deems necessary for the operation of the Garage; provided that such modifications or new rules shall not reduce the number of parking spaces available to Tenant under this Exhibit.
(a)	Cars must be parked entirely within the stall lines painted on the floor.

(b)	All directional signs and arrows must be observed.

(c)	The speed limit shall be five (5) miles per hour.

(d)	Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Exhibit F.

(e)	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the parker.

(f)	Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.
OFFICE EXHIBITS & RIDERS 1998

F-1

8.	Default. Landlord may refuse to permit any person who violates the rules to park in the Garage and any violation of the rules shall subject the car to removal at the car owner’s expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of the Premises. If holders of more than fifteen (15) of Tenant’s parking access cards for unreserved first-come, first served parking spaces are unable to find a parking space in the Garage for five (5) consecutive business days, then Tenant shall provide Landlord with a detailed notice specifying the applicable facts. Within thirty (30) days of receipt of such notice and confirmation of such facts, Landlord shall make commercially reasonable efforts to locate and provide suitable additional or alternative covered parking to Tenant for the number of spaces displaced. Landlord shall use its reasonable business judgment in connection with granting parking rights to tenants in the Building so as to minimize the occasions that Tenant’s allotted number of parking spaces in the Garage are not available for use by Tenant
OFFICE EXHIBITS & RIDERS 1998

F-2

EXHIBIT G
RULES AND REGULATIONS
This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree that the following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building, and shall apply, where applicable, to the Premises, the Building, the Garage, the Land and all appurtenances thereto:
     1. Tenant shall not use the Premises or the Building to sell any items or services at retail price or cost without written approval of Landlord. The sale of services for stenography, typewriting, blueprinting, duplicating, and similar businesses shall not be conducted from or within the Premises or Building for the service or accommodation of occupants of the Building without prior written consent of the Landlord. Tenant shall not conduct any auction on the Premises or store goods, wares or merchandise on the Premises, except for Tenant’s own personal use.
     2. Sidewalks, halls, doorways, vestibules, passageways, stairwells and other similar areas shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Premises and Building.
     3. Flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building without prior written notice.
     4. Tenant shall not make any alterations or improvements to the Premises without the written consent of the Landlord. All improvements and the methods of installing and constructing such improvements must be approved in writing by the Landlord prior to commencement of installation and/or construction. Should Tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. All contractors and technicians performing work for Tenant within the building shall be referred to Landlord for approval before performing such work.
     5. Movement into or out of the Building of freight, furniture, office-equipment or other material for dispatch or receipt by Tenant which requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of service elevators only and shall be done at hours and in a manner approved by Landlord for such purposes from time to time. Only licensed commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards.
     6. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office or the Building Manager.
     7. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.
     8. Tenant shall give prompt notice to the office of the Building Manager of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids or other materials or substances which will cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures by Tenant, its agents, employees or invitees, and damages resulting to such fixture or appliances from misuse by Tenant or Tenant’s agents, employees or invitees, shall be paid by Tenant, and Landlord shall not in any case be liable therefor.
     9. No food shall be prepared in or distributed from Tenant’s office without prior written approval of the Building Manager. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant unless prior written approval has been obtained from Landlord.
     10. Landlord shall have the power to prescribe the weight and position of safes, filing cabinets, or other heavy equipment which may overstress any portion of the floor. Any damage done to the building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Tenant. Tenant shall notify the Building Manager when safes or other heavy equipment are taken in or out of the Building, and the moving shall be done under the supervision of the Building Manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.
     11. Tenant shall cooperate with Building employees in keeping the Premises neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.
     12. Tenant, its employees, or agents, or anyone else who desires to enter the Building after normal working hours, will be required to identify themselves and to sign in upon entry and sign out upon leaving, giving the location during their stay and their time of arrival and departure. The Building will normally be open for business from 7:00 a.m. until 6:00 p.m. Mondays through Fridays and from 7:00 a.m. until 1:00 p.m., except holidays.
     13. Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant at Tenant’s expense.
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     14. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on, about, or from any part of the Premises or the Building without the prior written consent of the Landlord. Landlord will provide and maintain a directory in the building, and no other directory shall be permitted.
     15. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building, nor shall Tenant permit the operation of any machinery or equipment in the Premises that could in any way annoy any other Tenant in the Building, nor shall Tenant otherwise interfere in any way with other Tenants or persons having business with them.
     16. Smoking of cigarettes, pipes, cigars or other tobacco products is prohibited in the Building, in any enclosed corridor on the Property (whether inside or outside of the Building) and in any area within fifty (50) feet of any Building entrance, parking garage entrance or entrance to any such corridor. Smoking shall be allowed in any area so designated by Landlord (designated smoking area is in the garage) to the extent allowed by applicable law (including without limitation any ordinance of the Town of Addison).
     17. Corridors doors, when not in use, shall be kept closed.
     18. No portion of the Premises or the Building shall at any time be used or occupied as sleeping or lodging quarters.
     19. Intentionally omitted.
     20. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.
     21. Animals or birds shall not be kept in or about the Premises or the Building.
     22. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.
     23. Landlord reserves the right to rescind any of these rules and regulations and to make such other further rules and regulation as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenants and their agents, employees and invitees.
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EXHIBIT H
JANITORIAL SPECIFICATIONS
     This Exhibit is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., 3 Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions.
Cleaning services are to be provided five (5) days per week unless otherwise specified. Cleaning hours are Sunday through Thursday between 6:00 PM and before 7:00 AM, the next day. The cleaning requirements are as follows:
I.	Office Areas
A.	Daily
1.	Dust and wipe clean all furniture, fixtures, shelving, cabinets. However, desks with loose papers on the top will not be cleared.

2.	Spot clean all vertical desk surfaces.

3.	Ash trays are to be emptied, washed and dried.

4.	Hardwood floors will be swept daily.

5.	Office wastepaper will be emptied. Liners will be replaced as required.

6.	Vacuum all carpet in offices, moving light furniture other than desks, file cabinets, etc. Remove any spot on carpet, when possible.

7.	Dust and spot mop all resilient tile floor areas. All floor edges will be damp mopped.

8.	All telephones will be cleaned and sanitized, if possible.

9.	Spot clean all surfaces and columns. All glass partitions will be spot cleaned.

10.	Wipe clean all metal door knobs, light switch plates, mirrors, kick plates, door saddles and directional signs.

11.	Vacuum all traffic areas daily.
B.	Weekly
1.	Dust and clean all paneling, door trim, ornamental work, and grilles, ventilating louvers, baseboards and entire doors.

2.	Resilient rile floors will be buffed Bi-Monthly.
C.	Monthly
1.	Complete all high dusting.

2.	Dust and wipe clan all air diffusers and ceiling ventilators.
D.	Quarterly
1.	Scrub and refinish all resilient tile floor areas.
E.	Semi-Annually
1.	Strip and refinish all resilient floor areas.
II.	RESTROOMS
A.	Daily
1.	All restroom floors are to be swept and washed with disinfectant.

2.	Basins, toilet bowls, and urinals are to be washed and disinfected.

3.	Clean and disinfect both sides of every toilet seat.

4.	Mirrors, shelves, plumbing work, bright work, and enamel surfaces will be wiped down.
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5.	Remove spots, stains, splashes from all wall areas, door frames, light switches, etc.

6.	Waste receptacles will be emptied and cleaned. Soap, toilet paper, toilet set covers, towel, and sanitary napkin/tampon dispensers will be filled.

7.	Tile walls and dividing partitions will be spot cleaned.

8.	Dust top of all toilet partitions.
B.	Weekly
1.	Tile walls and dividing partitions will be washed and disinfected weekly.
C.	Monthly
1.	Thoroughly scrub floors. Pay special attention to corners and edges, base of walls and grouting.
III.	COMMON AREAS
A.	Daily
1.	All hard surface floors are to be swept and/or dust mopped with dust control treated mops or other effective tools, and left clean and free of dust (includes cove base and/or carpet caps).

2.	Carpets are to be vacuumed, and spot cleaned.

3.	Main lobby floors are to be wiped and washed.

4.	Spot clean all walls where possible, dust floor to ceiling as needed.

5.	Clean entrance glass. Clean entrance doors. Polish thresh plates. (Double doors in/outside)

6.	Clean directory board.

7.	Waste receptacles are to be emptied.

8.	All water fountains are to be sanitized and polished.

9.	Lobby furniture is to be dusted and vacuumed.

10.	Remove trash in stairwells.

11.	All interior glass is to be spot cleaned.
B.	Weekly
1.	Dust and clean all paneling, ornamental work, grilles, ventilating louvers, stairwell banisters, baseboards and entire doors.

2.	Resilient tile floors will be buffed Bi-Monthly.

3.	Stairwells will be swept and mopped.
C.	Monthly
1.	Complete all high dusting

2.	Dust and wipe clean all air diffusers and ceiling ventilators.
D.	Quarterly
1.	Scrub and refinish all resilient tile floor areas.
E.	Semi-Annaually
1.	Strip and refinish all resilient floor areas.
IV.	ELEVATORS
A.	Daily
1.	Clean and vacuum floors.
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2.	Clean walls.

3.	Clean ceilings.

4.	Clean doors and scrub tracks.
B.	Weekly
1.	Polish cab walls, control panel, and door.

2.	Clean and polish cab walls, control panels, and door of garage elevator cabs.
C.	Monthly
1.	Thoroughly scrub floors of the garage elevator cabs. Pay special attention to corners and edges.
D.	Semi-Annually
1.	Strip and finish resilient floor in the garage elevator cabs.
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RIDER 1
RENEWAL OPTION
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
1.	If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the Term of this Lease (as provided below), (i) Tenant is not then in default under this Lease, (ii) Tenant then occupies and the Premises then consist of at least 51,283 square feet of Agreed Rentable Area and (iii) this Lease is in full force and effect, then Tenant, but not any assignee (other than an Affiliate, as defined in Rider 5) or subtenant of Tenant, shall have and may exercise an option to renew this Lease for two (2) additional terms of three (3) years each (each, a “Renewal Term”) upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal after the expiration of the second Renewal Term, and (y) the rental (including parking rent, Additional Rent and Basic Annual Rent) for each Renewal Term shall be the “Renewal Rental Rate”. The “Renewal Rental Rate” is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal and new tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a term approximately equal to the applicable Renewal Term and with a base year for purposes of determining Additional Rent being calendar year in which the Renewal Term commences. The Renewal Rental Rate will take into consideration the tenant inducements offered in the transactions considered by Landlord in determining the Renewal Rental Rate, and Tenant shall be entitled to receive such inducements and Tenant’s base year shall be adjusted to the calendar year in which the Renewal Term commences. The parking rent payable by Tenant shall also be determined in connection with the determination of the Renewal Rental Rate.

2.	If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew on or before the date which is at least six (6) months but no more than twelve (12) months prior to the Expiration Date (or expiration date of the first Renewal Term, as applicable). Landlord shall, within the next thirty (30) days, notify Tenant in writing of Landlord’s determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord’s determination of the Renewal Rental Rate, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Term and changes in Rent in accordance with this Rider; but an otherwise valid exercise of the renewal option shall be fully effective whether or not such amendment is executed. If Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Renewal Rental Rate within such twenty (20) day period, this Lease shall end on the Expiration Date (or expiration date of the first Renewal Term, as applicable) and Landlord shall have no further obligations or liability under this Rider. If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Renewal Rental Rate, the parties shall work together to agree on the Renewal Rental Rate and if the parties do not reach an agreement within thirty (30) days after Tenant’s rejection notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Renewal Rental Rate determined in accordance with the arbitration procedures described in paragraph 4 below. If the Renewal Rental Rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay Rent upon the terms and conditions in effect during the last month of the immediately preceding Term (or Renewal Term, as applicable) for the Premises until such time as the Renewal Rental Rate has been determined. Upon such determination, the Rent for the Premises shall be retroactively adjusted to the commencement of the applicable Renewal Term. If such adjustment results in an underpayment of Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Rent by Tenant, Landlord shall credit the overpayment against the next Rent due under the Lease. In the event an Affiliate assignee of Tenant exercises the Renewal Option set forth herein, Tenant shall remain liable under the Lease for all of the obligations of the tenant hereunder during such Renewal Term, whether or not Tenant has consented to or is notified of such renewal and Landlord shall have no obligation to obtain the consent of Tenant or to notify Tenant of such renewal.

3.	The market area with respect to which the Renewal Rental Rate will be determined is the portion of the North Dallas Tollway Corridor in Dallas, Texas which lies within a two-mile radius of the Building.

4.	If Tenant timely delivers an Arbitration Notice, then:
(i)	Landlord and Tenant shall each appoint a real estate broker who is a member of the Commercial Board of Realtors of Dallas, Texas (who shall not be required to be a disinterested broker) with at least ten (10) years experience who is familiar with rental values for properties in the vicinity of the Building. Each party will make the appointment no later than ten (10) days after Landlord’s receipt of the Arbitration Notice. The agreement of the two brokers as to the Renewal Rental Rate for the applicable Renewal Term will be binding upon landlord and Tenant. If the two (2) brokers cannot agree upon the Renewal Rental Rate within fifteen (15) days following their appointment, they shall within ten (10) days thereafter agree upon a real estate broker (the “Independent Broker”) with the qualifications set forth in subparagraph (ii) below. Immediately thereafter, each of the brokers will submit his best estimate of the Renewal Rental Rate for the applicable Renewal Term (together with a written report supporting such estimate) to the Independent Broker and such broker will choose between the two estimates. The estimate of the Renewal Rental Rate chosen by the Independent Broker as the closest to the Renewal Rental Rate will be binding upon Landlord and Tenant. Notification in writing of this estimate shall be made to Landlord and Tenant within fifteen (15) days following the selection of the Independent Broker.
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(ii)	If either Tenant or Landlord fails to appoint a broker or fails to notify the other party of such appointment within five (5) days after receipt of notice that the prescribed time for appointing the brokers has passed, then the other party’s broker will determine the Renewal Rental Rate for the Renewal Term which must be reasonable within the context of the market. The Independent Broker must be a disinterested, reputable, qualified real estate broker who is a member of the Commercial Board of Realtors of Dallas, Texas with at least ten (10) years experience who is familiar with rental values from properties in the vicinity of the Building.

(iii)	If an Independent Broker must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the brokers or the parties to this Lease, and the brokers will be so advised. Although the brokers will be instructed to attempt in good faith to agree upon the broker, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the brokers to immediately submit its top choice for the Independent Broker to the then highest ranking officer of the Dallas County Bar Association who wilt agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant or the brokers. Such officer will have complete discretion to select the most objective and competent independent broker from between the choice of each of the brokers, and will do so within twenty (20) days after such choices are submitted to him.

(iv)	Either Landlord or Tenant may notify the broker selected by the other party to demand the submission of an estimate of the Renewal Rental Rate or a choice of the Independent Broker as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party’s broker fails to comply with the demand within ten (10) days after receipt of such notice, then the Renewal Rental Rate or choice of the Independent Broker, as the case may be, selected by the other broker (i.e., the notifying party’s broker) will be binding upon Landlord and Tenant.

(v)	Landlord and Tenant shall each bear the expense, if any, of the broker appointed by it, and the expense of the Independent Broker and of any officer of the Dallas County Bar Association who participates in the appraisal process described above will be shared equally by Landlord and Tenant.

(vi)	If for any reason the Renewal Rental Rate has not been determined prior to the commencement of the applicable Renewal Term, then during such Renewal Term until the Renewal Rental Rate is determined in accordance with the procedure described above, Tenant shall pay Basic Annual Rent at the rate that is 125% of the rate of Basic Annual Rent which applied prior to such Renewal Term. Later, when the Renewal Rental Rate for the Renewal Term is determined, an adjustment will be made between Landlord and Tenant for any overpayment or underpayment of the Renewal Rental Rate resulting from the operation of this subparagraph. Any underpayment of the Renewal Rental Rate for the period prior to such determination will be paid with the installment of Basic Annual Rent next due after such determination, and any overpayment of the Renewal Rental Rate shall be applied as an offset by Landlord against Tenant’s next maturing installments of Rent.
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RIDER 2
EXPANSION OPTION
FIFTH FLOOR
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
A.	Subject to the remaining provisions of this Rider, Tenant shall have the option and right (the “Expansion Option”) to lease from Landlord all or any portion of the area of the Building consisting of the entire fifth (5th) floor of the Building and more particularly described on Schedule A attached hereto (the “Expansion Space”). Tenant shall exercise the Expansion Option, if at all, by delivering written notice of such exercise (such notice, the “Notice”), which Notice shall contain a description of the size and location of the portion of the Expansion Space desired by Tenant (or stating that it desires to expand by the entire Expansion Space, as the case may be), on or before the date which is six (6) months following the Commencement Date. If Tenant properly exercises the Expansion Option as to a portion of the Expansion Space (such portion, the “Initial Expansion Space”), the configuration of the Initial Expansion Space must not, in Landlord’s reasonable judgment, cause the adjacent area to be a non-leasable configuration or non-leasable amount of useable area, and the locations of demising walls, corridors and exit locations in the Initial Expansion Space must meet all applicable laws, codes and ordinances. Further, if Tenant exercises the Expansion Option within the six (6) month period stated above with respect to any Initial Expansion Space, then Tenant shall have the option and right (the “Second Expansion Option”) to lease an additional portion of the total Expansion Space contiguous to the Initial Expansion Space, up to the size of the Initial Expansion Space (or the size of the total remaining Expansion Space, whichever is less) (the “Second Expansion Space”), by delivering a Notice to Landlord within nine (9) months after the expiration of the initial six (6) month notice period stated above. The configuration of the Second Expansion Space must meet the standards stated above for the configuration of the Initial Expansion Space. If Tenant fails to exercise the Expansion Option or the Second Expansion Option as set forth herein, then the Expansion Option and/or the Second Expansion Option, as applicable, shall be of no further force or effect; provided however, Tenant shall have a Right of First Refusal pursuant to Rider 3 to this Lease with respect to any Expansion Space not leased by Tenant hereunder. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be permitted to exercise the Expansion Option during the continuance of a default under the Lease.

B.	The applicable Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions:
(a)	All Expansion Space (or portions thereof) leased by Tenant shall be delivered to Tenant in “as is” condition.

(b)	Basic Annual Rent for the applicable Expansion Space will be equal to the product of the Agreed Rentable Area per square foot rent applicable to the Premises, as the same is adjusted from time to time, under Item 3 of the Basic Lease Provisions, multiplied by the Agreed Rentable Area of the applicable Expansion Space, it being the intent of the parties that the Basic Annual Rent for the Expansion Space will be the same rate per square foot as the Basic Annual Rent for the initial Premises at all times during the initial Term.

(c)	Basic Monthly Rent for the applicable Expansion Space will be equal to one-twelfth (l/12th) of the Basic Annual Rent for the Expansion Space.

(d)	Basic Annual Rent and Additional Rent for the applicable Expansion Space shall commence on the earlier to occur of (i) the date on which the improvements in the Expansion Space are substantially completed, provided that the initial date determined under this clause (i) shall be adjusted backward (i.e., to an earlier date) by one (1) day for each day of Tenant Delays (as such term is defined in the Expansion Space work letter), (ii) the date that Tenant commences use of the Expansion Space, and (iii) the date which is ninety (90) days after the date of the Notice applicable to such Expansion Space.

(e)	Tenant’s Pro Rata Share Percentage for the entire Premises shall each be recalculated based on the rentable area of the Premises following the addition of the applicable Expansion Space to the Premises.

(f)	The dates for submission of the initial space plan and construction plans for the leasehold improvements to be constructed in the applicable Expansion Space shall be agreed to by Landlord and Tenant within five (5) days after Tenant elects to lease the applicable Expansion Space.

(g)	Tenant shall be entitled to a finish allowance equal to the product of (i) the per square foot Finish Allowance provided by Landlord with respect to the initial Premises (as set forth in Exhibit D to this Lease), multiplied by (ii) the number of square feet of the applicable Expansion Space, multiplied by (iii) a fraction, the numerator of which is the number of full calendar months which remain in the initial Term from and after the date Basic Annual Rent commences with respect to the applicable Expansion Space and the denominator of which is the number of full calendar months in the initial Term.

(h)	Tenant shall have no right to occupy any portion of the Expansion Space and in no event shall Tenant occupy any Expansion Space prior to (i) Substantial Completion of the leasehold improvements to be constructed in the applicable Expansion Space, (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant’s occupancy of the applicable Expansion Space and (iii) Landlord’s receipt of an Acceptance of Premises Memorandum executed by Tenant and covering the applicable Expansion Space.
C.	Within fifteen (15) days after Landlord’s receipt of a Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit D attached to this Lease, provided that such form shall be amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance calculated in accordance with clause (g) of Paragraph B of this Rider and (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the
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finish out of the applicable Expansion Space. Pursuant to the work letter, Landlord shall construct or cause to be constructed improvements in the Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.
D.	Upon Substantial Completion of the applicable Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to this Lease. If Tenant occupies any Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such Expansion Space for all purposes.

E.	Within fifteen (15) days after Landlord’s receipt of a Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the applicable Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant’s Pro Rata Share Percentage and (iv) such other amendments as are necessary; provided however, an otherwise valid exercise of the Expansion Option or Second Expansion Option shall be fully effective whether or not such amendment is executed.

F.	The Landlord shall not be liable for the failure to give possession of any Expansion Space by reason of force majeure as defined in the Lease. Any rent otherwise due by Tenant with respect to such Expansion Space shall, however, be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of any failure of Landlord to timely give possession of such Expansion Space to Tenant during such time period as such force majeure is continuing.

G.	Notwithstanding any other provision or inference herein to the contrary, Tenant’s rights and Landlord’s obligations under this Rider shall expire and be of no further force or effect on the earliest of (i) an assignment of this Lease by Tenant other than pursuant to a Permitted Transfer (as defined in Rider 5), (ii) a sublease of all or any portion of the Premises by Tenant other than pursuant to a Permitted Transfer, (iii) with respect to the Expansion Option only, the date which is six (6) months following the Commencement Date, or (iv) with respect to the Second Expansion Option only, the date which is fifteen (15) months following the Commencement Date.
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SCHEDULE A TO RIDER 2
EXPANSION SPACE
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RIDER 3
TENANT’S RIGHT OF FIRST REFUSAL
(ALL TERMS, EXCEPT LEASE TERM, BASED ON THIRD PARTY STATEMENT)
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
A.	If (i) Tenant does not exercise its Expansion Option set forth in Rider 2 of this Lease within the six (6) month notice period provided therein, or (ii) Tenant exercises its Expansion Option but does not exercise its Second Expansion Option set forth in Rider 2 within the nine (9) month notice period provided therein, then prior to leasing any of the Expansion Space (as defined in Rider 2) as to which Tenant’s Expansion Option or Second Expansion Option, as applicable, has expired (herein called the “Right of First Refusal Space”) to a prospective tenant that has made a bona fide offer to Landlord that Landlord is willing accept other than the existing tenant, Landlord shall deliver to Tenant a written statement (“Statement”) pursuant to which Landlord shall offer to lease to Tenant the applicable Right of First Refusal Space upon the terms and conditions set forth in the Statement, with the exception that, except as set forth below, the term of the lease of the applicable Right of First Refusal Space shall be coterminous with the Term of this Lease. The Statement shall set forth all relevant business terms regarding the offer. Notwithstanding the foregoing, if the remaining Term of this Lease as of the date of commencement of Tenant’s obligation to pay Basic Annual Rent for the Right of First Refusal Space is less than five (5) years, then the term of the lease of the Right of First Refusal Space shall be extended to expire on the date which is five (5) years after the date on which Tenant’s Basic Annual Rent obligation commences for the Right of First Refusal Space. Tenant shall have seven (7) business days after receipt of the Statement within which to notify Landlord in writing that it desires to lease the applicable Right of First Refusal Space upon the terms and conditions set forth in the Statement (with the exception that the term will be determined as set forth above). Failure by Tenant to notify Landlord within such seven (7) business day period shall be deemed an election by Tenant not to lease the applicable Right of First Refusal Space and Landlord shall have the right to lease such space to the prospective tenant upon the terms and conditions set forth in the Statement. If Landlord enters into such a lease with the prospective tenant within 180 days after the expiration of such seven (7) business day period on substantially the terms set forth in the Statement, Tenant shall have no further rights under this Rider with respect to the Right of First Refusal Space covered by such lease. If Tenant properly exercises its Right of First Refusal as set forth herein, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the applicable Right of First Refusal Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant’s Pro Rata Share Percentage, (iv) the extension of the Term of the Right of First Refusal Space, if applicable, and (v) such other amendments as are necessary; provided however, an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not such amendment is executed. Notwithstanding anything to the contrary set forth herein, Landlord shall not be obligated to deliver a Statement to Tenant during the existence of a default (after expiration of all applicable notice and cure periods) by Tenant under the Lease and Landlord shall be entitled to lease the Right of First Refusal Space to a Prospect without being subject to the terms set forth in this Rider.

Notwithstanding anything to the contrary set forth above, in the event there is less than three (3) years remaining in the Term of the Lease at the time Basic Annual Rent would commence under the lease described in the Statement, Tenant’s lease of such Refusal Space set forth in the Statement shall be for the term described in the Statement and shall not be coterminous with the Term of the Lease and Tenant shall be entitled to the finish allowance and concessions set forth in the Statement.

B.	If the term for the Right of First Refusal Space set forth in the Statement is longer than the remaining Term of the Lease and Tenant leases the Right of First Refusal Space for the remaining Term of the Lease pursuant to Paragraph A above, then the allowance(s) provided to Tenant in connection with such Right of First Refusal Space shall equal the allowance(s) set forth in the Statement, if any, multiplied by a fraction, the numerator of which is the number of full calendar months of the term for the Right of First Refusal Space from and after the date Basic Annual Rent commences with respect to the Right of First Refusal Space, and the denominator of which is the number of full calendar months of the term offered in the Statement.

C.	If the term for the Right of First Refusal Space set forth in the Statement is shorter than the remaining Term of the Lease and Tenant leases the Right of First Refusal Space for the remaining Term of the Lease pursuant to Paragraph A above, then Tenant shall be entitled to the allowance(s) set forth in the Statement, if any; however, the Basic Annual Rent for Tenant’s lease of the Right of First Refusal Space over the portion of the Term not covered by the Statement shall be at the net effective rate (i.e., the average rate) of the Basic Rent payable pursuant to the Statement.

D.	If Tenant leases the Right of First Refusal Space for a term of five (5) years from the commencement of Tenant’s Basic Rent obligation for the Right of First Refusal Space as described in Paragraph A above, then:
(i)	If such term is longer than the term described in the Statement, the Basic Annual Rent for the period not covered by the Statement shall be at the net effective rate of the Basic Annual Rent payable by the prospective tenant and Tenant shall be entitled to the allowance(s) set forth in the Statement.

(ii)	If such term is shorter than the term described in the Statement, the Basic Annual Rent for such term shall be at the net effective rate of the Basic Annual Rent described in the Statement for such period, and the allowance(s) provided to Tenant in connection with the Right of First Refusal Space shall equal the allowance(s) set forth in the Statement, if any, multiplied by a fraction, the numerator of which is the number of full calendar months of the term for the Right of First Refusal Space from and after the date Basic Annual Rent commences with respect to the Right of First Refusal Space [i.e., sixty (60)], and the denominator of which is the number of full calendar months of the term offered in the Statement.
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E.	Notwithstanding any provision or inference in this Rider to the contrary, the Right of First Refusal shall expire and be of no further force or effect on the earlier of (i) the expiation or earlier termination of the initial Term of this Lease, (ii) an assignment of this Lease by Tenant to any party other than pursuant to a Permitted Transfer, or (iii) a sublease of all or any portion of the Premises by Tenant to any party other than pursuant to a Permitted Transfer.
OFFICE EXHIBITS & RIDERS 1998

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RIDER 4
CAP ON CERTAIN OPERATING EXPENSES
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”), Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     For the purpose of determining Additional Rent, Operating Expenses (exclusive of the Non-Capped Operating Expenses, as hereinafter defined) for any calendar year shall not be increased over the amount of Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences by more than six percent (6%) per year on a cumulative basis, compounded annually. For example, if Operating Expenses (exclusive of Non-Capped Operating Expenses) during the calendar year in which the term of this Lease commences were $100,000, the cap on Operating Expenses (exclusive of Non-Capped Operating Expenses) for the fourth full calendar year would be $126,247.70 ($100,000 times 1.06 times 1.06 times 1.06 times 1.06). It is understood and agreed that there shall be no cap on Non-Capped Operating Expenses, which are hereby defined to mean all Utility Expenses and Insurance Premiums.
OFFICE EXHIBITS & RIDERS 1998

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RIDER 6
RIGHT TO SUBLEASE OR ASSIGN TO AFFILIATE
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     Notwithstanding the prohibition against assignment and subleasing contained in Section 11.1 of the Supplemental Lease Provisions, Tenant may, without the prior written consent of Landlord, (i) sublet the Premises or any part thereof to an Affiliate or assign this Lease to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate or (ii) assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Tenant is not in default under this Lease; (2) Tenant shall give Landlord written notice at least fifteen (15) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within ten (10) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (3) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include reasonable information and documentation showing that each of the above conditions has been satisfied. If Tenant is a partnership, the term “Affiliate” shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with the general partner of Tenant, (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time be owned directly or indirectly by Tenant’s general partner or (iii) any partnership or joint venture in which Tenant or the general partner of Tenant is a general partner or joint venturer (with joint and several liability for all of the partnership’s or venture’s obligations). If Tenant is a corporation or individual, the term “Affiliate” shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant’s parent corporation. For purposes of this Rider, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise and ownership of the liabilities, losses, profits and tax benefits for such entity.
OFFICE EXHIBITS & RIDERS 1998

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RIDER 6
EXTERIOR BUILDING SIGNAGE
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
A.	So long as (i) Tenant’s right to possession of the Premises has not been terminated; (ii) Tenant is in occupancy of the Premises and the Premises contains at least 51,283 square feet of Agreed Rentable Area; and (iii) Tenant has not assigned the Lease or sublet any part of the Premises other than pursuant to a Permitted Transfer, Tenant shall have the right, at Tenant’s expense (subject to the Finish Allowance [as defined in the Work Letter attached to this Lease as Exhibit D], as hereinafter provided), to have a corporate identification sign installed on the highest level of the exterior face of the Building, the exact dimensions and location of which sign shall be subject to Landlord’s approval (the “Building Sign”); provided that (w) Tenant obtains all necessary approvals from any governmental authorities having jurisdiction over Tenant, the Property, or the Building Sign, (x) the Building Sign conforms to all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the Building Sign or the Property and all restrictive covenants, if any, applicable to the Property, (y) the Building Sign conforms to the signage specifications for the Property, and (z) Tenant obtains Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Subject to the conditions contained herein, Landlord shall install such Building Sign, using a contractor selected by Landlord, provided that Landlord obtains at least two competitive bids for such work and uses reasonable discretion in its selection. Tenant shall pay all actual costs associated with the Building Sign, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance; provided however, Tenant shall be entitled to apply a portion of the Finish Allowance equal to up to $0.50 per square foot of Agreed Rentable Area in the Premises toward the costs incurred in connection with the Building Sign, subject to the terms of the Work Letter. Tenant agrees that, subject to inclusion in Operating Expenses, Landlord shall have the right, after notice to Tenant, to temporarily remove and replace the Building Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Tenant shall maintain the Building Sign in good condition throughout the Term.

B.	To obtain Landlord’s consent to the Building Sign, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used. Upon expiration or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused by such removal. If during the Term (and any extensions thereof) (a) Tenant’s right to possession of the Premises has not been terminated; or (b) Tenant vacates the Premises for a period of 120 or more consecutive days; or (c) Tenant assigns the Lease or subleases any part of the Premises other than pursuant to a Permitted Transfer; or (d) the Premises contains less than 51,283 square feet of Agreed Rentable Area, then Tenant’s rights granted herein with respect to the Building Sign will terminate and Landlord may remove the Building Sign at Tenant’s sole cost and expense.
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RIDER 7
GENERATOR RIGHTS
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     Tenant shall have the right to use the existing 80-kilowatt Cummins ONAN GenSet Model #80DGDA power generator which is currently connected to the sixth (6th) floor of the Building (the “Existing Generator”), and which generator is situated on a pad (the “Generator Pad”) in the Garage in the location shown on Schedule A attached hereto. Further, subject to all of the terms and conditions of Section 6.303 of the Lease, Tenant, at Tenant’s option and at Tenant’s sole expense, may (i) remove the Existing Generator and install one (1) new emergency power generator (subject to Landlord’s approval of such generator) (the “Replacement Generator”) on the Generator Pad, and may expand the Generator Pad by up to five lineal feet (5’), as shown on Schedule A; and (ii) may in addition to use of the Existing Generator or the Replacement Generator, install one (1) additional emergency power generator (subject to Landlord’s approval of such generator) on a new pad to be installed in the location shown on Schedule A for the Additional Generator (such additional generator, the “Additional Generator”, and together with the Replacement Generator, collectively, the “New Generator”). Tenant’s right to install the New Generator and extend the Generator Pad of install a new generator pad is subject to the following conditions: (i) Tenant receipt all necessary approvals from all governmental authorities having jurisdiction over Tenant, the Property and the New Generator, and (ii) the compliance of the New Generator, the Generator Pad (as expanded) and the new generator pad with all applicable laws, rules and regulations of any governmental authorities having jurisdiction over the New Generator or the Property. Tenant acknowledges that the Existing Generator is Landlord’s property and if Tenant removes the Existing Generator from the Generator Pad as permitted herein, Tenant shall immediately deliver the same into Landlord’s possession. Tenant shall further be responsible for the repair of any damage to the Existing Generator caused by or during its removal. For purposes of this Lease, the Existing Generator or the New Generator, as applicable, and the Generator Pad and the new generator pad shall be considered Installations under Section 6.303. Tenant, at its sole cost and expense, shall be responsible for the removal of the Existing Generator, the installation of the New Generator, any expansion of the Generator Pad and installation of the new generator pad permitted hereunder, which shall include without limitation, reasonable environmental hazard protection and pollution prevention. LANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE QUALITY, CONDITION OR FITNESS FOR A PARTICULAR USE OR USES OF THE EXISTING GENERATOR, ALL OF SUCH REPRESENTATIONS OR WARRANTIES BEING HEREBY EXPRESSLY EXCLUDED AND DENIED. Tenant, at its sole cost and expense, shall be responsible for (i) compliance with applicable laws, and (ii) the maintenance, repair, replacement, and removal, with respect to the Existing Generator and/or the New Generator, as applicable (provided if Tenant has not installed the Replacement Generator, Tenant shall not be entitled to remove the Existing Generator at the end of the Term). At the expiration or earlier termination of the Term, if Tenant has installed a Replacement Generator or an Additional Generator, Tenant shall remove the same if requested by Landlord, and repair any damage caused by such removal; provided that at Landlord’s election, Landlord shall be entitled to keep the Replacement Generator and in such event, title to such Replacement Generator shall automatically pass to Landlord at the expiration or earlier termination of the Lease. In the event Tenant installs the Replacement Generator, or the Additional Generator and/or expands the Generator Pad as permitted hereunder, Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of an invoice, for the reasonable costs of landscaping and/or fencing installed by Landlord to screen the Replacement Generator and/or the Additional Generator from public view, if necessary in Landlord’s sole discretion.
OFFICE EXHIBITS & RIDERS 1998

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SCHEDULE A TO RIDER 7
LOCATION OF GENERATOR PAD
AND PERMISSIBLE EXPANSION OF GENERATOR PAD
AND APPROVED LOCATION OF ADDITIONAL GENERATOR
OFFICE EXHIBITS & RIDERS 1998

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RIDER 8
TERMINATION OPTION
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
A.	Tenant shall have the right to accelerate the Expiration Date of the Lease (the “Termination Option”), with respect to the entire Premises only, to the last day of the eighty-fourth (84th) full calendar month of the Term (the “Accelerated Termination Date”), if:
1.	Tenant is not in default under the Lease at the date Tenant provides Landlord with a Termination Notice (hereinafter defined); and

2.	no part of the Premises is sublet for a term extending past the Accelerated Termination Date; and

3.	the Lease has not been assigned other than pursuant to a Permitted Transfer; and

4.	Landlord receives notice of termination (“Termination Notice”) not less than six (6) full calendar months prior to the Accelerated Termination Date.
B.	If Tenant exercises its Termination Option, Tenant, simultaneously with delivery of the Termination Notice, shall pay to Landlord an amount equal to the unamortized portion of any concessions, commissions, allowances (including without limitation the Finish Allowance, as defined in the Work Letter attached to the Lease as Exhibit D), or other expenses incurred by Landlord in connection with this Lease or the Premises, as it may have been expanded, plus an amount equal to the difference between the Basic Annual Rent due for the Premises under this Lease for the portion of the Term prior to the Accelerated Termination Date and Basic Annual Rent that would have been payable at the rate of $15.50 per square foot of Agreed Rentable Area in the Premises (the “Termination Fee”). The parties acknowledge and agree that the Termination Fee is being paid in consideration for Tenant’s right to accelerate the Termination Date and not as a penalty. Tenant shall remain liable for all Basic Annual Rent, Additional Rent and other sums due under the Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. The “unamortized portion” of any of the foregoing shall be determined using an interest rate of six percent (6%) per annum and an amortization period of the initial Term of the Lease (or, with respect to any additions to the Premises, the period from the date Tenant’s Rent obligation commences for such additional space to the Expiration Date).

C.	If Tenant fails to timely pay the Termination Fee due hereunder, Tenant’s exercise of the Termination Option shall be null and void and of no force or effect.

D.	As of the date Tenant provides Landlord with a Termination Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.
OFFICE EXHIBITS & RIDERS 1998
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RIDER 9
EXCLUSIONS FROM OPERATING EXPENSES
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     Notwithstanding any contrary provision in subsection 2.201 of the Supplemental Lease Provisions, Operating Expenses shall not include any of the following:
(i)	costs of Landlord’s executive salaries;

(ii)	costs of fixturing, furnishing, renovating or otherwise improving, decorating or redecorating other tenant space within the Building (including permit, license and inspection costs);

(iii)	leasing commissions, legal fees, marketing costs (other than costs of signs in or on the Building or Property; provided, that to the extent the costs of signs in or on the Building or Property are specifically for the benefit of a particular tenant pursuant to its lease of space in the Building, such costs shall not be included as Operating Expenses) and other expenses incurred in leasing space within the Building or in connection with another tenant in the Building;

(iv)	income, capital stock, estate, inheritance, franchise or other taxes payable by Landlord unless the same shall have been levied as a substitute for or supplement of Real Estate Taxes;

(v)	outside legal fees and other costs incurred in connection with enforcing defaults by other tenants of the Building;

(vi)	expenses in connection with services that are not offered to Tenant or for which Tenant is charged for directly but that are provided to another tenant or occupant of the Building at no additional cost;

(vii)	Landlord’s charitable and political contributions;

(viii)	costs for repair, replacements and general maintenance to the extent paid by proceeds of insurance or by another tenant (other than through Operating Expenses) or other third parties;

(ix)	rent under any ground leases affecting the Building;

(x)	costs for services provided by Landlord’s affiliates to the extent in excess of that which would be incurred in the absence of such relationship;

(xi)	tax fines or penalties incurred as a result of Landlord’s failure to make payments and/or to file any income tax or informational returns when due;

(xii)	costs for correcting any original design defects or latent defects in the original construction or renovation of the Building;

(xiii)	costs for construction, materials or equipment or costs necessary to make the Building comply with the any applicable laws in effect and applicable to the Building prior to the Commencement Date of this Lease, including without limitation, the Disability Acts in effect prior to the Commencement Date of this Lease;

(xiv)	any wages, salaries or other compensation paid to any employee not employed for or on behalf of the Building. To the extent wages, salaries or other compensation are billed to the Building for any employee not employed by Landlord full time on behalf of the Building, Landlord shall reasonably prorate such employees time and bill to the Building only such time as the employee reasonably devotes to the Building or Building operations;

(xv)	costs arising from the presence of hazardous or toxic materials, asbestos, PCB’s or toxic mold in or about the Building prior to the Commencement Date that are necessary to make the Building comply with applicable laws in existence prior to the Commencement Date of this Lease;

(xvi)	expenses incurred by Landlord for the replacement of any item which are reimbursed pursuant to a warranty claim;

(xvii)	non-cash items such as depreciation of the Building or Landlord’s personal property at the Building (except for amortization of expenditures, if any, specifically included in Operating Expenses);

(xviii)	costs of any services sold or otherwise charged to tenants for which Landlord is separately reimbursed by such tenants as an additional charge or rental.

(xix)	costs of repairs or other work occasioned by any casualty or condemnation which is paid for through insurance or condemnation proceeds,

(xx)	costs of performing work expressly provided for in this Lease to be performed at no cost to Tenant; and

(xxi)	damages or penalties incurred because of Landlord’s gross negligence or due to violation by Landlord of any of its obligations under this Lease or any other lease for the Building or due to Landlord indemnity obligations to third parties.
OFFICE EXHIBITS & RIDERS 1998
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RIDER 10
ANTENNA AGREEMENT
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
1. License. Landlord licenses to Tenant the non-exclusive right to install, operate, maintain, repair, replace and remove the Communications Equipment (hereinafter defined) on the roof of the Building at the location approved by Landlord (the “Roof Space”). For purposes hereof, Communications Equipment shall mean up to four (4) two-way “send/receive” satellite dishes or antennas, and related cabling, wiring and accessories used therewith approved by Landlord for installation, operation and maintenance on the Roof Space. The Roof Space will be used solely by Tenant in the ordinary course of its business. Tenant is specifically prohibited from selling, reselling, or distributing services associated with the Communications Equipment to tenants, subtenants or other occupants of the Building or to third parties. Tenant’s use of the Roof Space will be subject to the terms and conditions of this Rider 10. Tenant accepts the Roof Space in its “as is” condition and acknowledges that Landlord makes no representations or warranties whatsoever with respect thereto. Tenant acknowledges that Landlord has previously granted rights to use the roof of the Building and risers to others and that the rights granted to Tenant hereunder are expressly subject and subordinate to the rights previously granted to others, and the Communications Equipment shall not interfere with any rooftop equipment now or hereafter installed pursuant to any such rights. Tenant further acknowledges that Landlord shall have the right hereafter to grant similar or other rights to third parties to use the roof or other space at the Building for antennae, antenna dish or other devices for the reception or transmission of communications, data or other signals, however any such rights granted subsequent to the date hereof shall be subject and subordinate to Tenant’s rights hereunder.
2. License Fee and Other Charges. Tenant shall pay Landlord a license fee in the amount of Three Hundred and no/100 Dollars ($300.00) per month for each antenna or satellite dish installed by Tenant. The license fee shall be (a) payable in advance on the first day of each and every calendar month during the term of the Lease, without deduction or set off, and (b) prorated for any partial calendar month at the beginning or end of the term based upon the number of days in the applicable month. Additionally, Tenant shall pay for all utilities consumed to install, maintain, operate and remove the Communications Equipment, together with the reasonable cost of any engineers or consultants employed by Landlord to review or monitor same. Tenant shall be responsible for all costs associated with such metering electrical consumption of the Communications Equipment, including, but not limited to, the cost of installing, maintaining, repairing and reading the metering devices and subpanels.
3. Design. Not less than fifteen (15) days prior to the date on which Tenant desires to commence installation of the Communications Equipment, Tenant will submit for Landlord’s approval detailed drawings and specifications, including without limitation, (a) the proposed location, (b) dimensions, weight, material composition and frequency, (c) methods of installation, attachment to the roof of the Building and delivery to the roof, and (d) the routing of cabling from the Communications Equipment to the Premises (“Tenant’s Plans”). Landlord’s right of approval will extend to all aspects of the design and installation of the Communications Equipment, including without limitation, the aesthetic appearance of any Communications Equipment visible from the exterior of the Building. Landlord’s approval of Tenant’s Plans will not constitute a representation or warranty by Landlord that Tenant’s Plans comply with any Operational Requirements (defined below). Tenant shall not cause any roof penetrations in connection with the installation of the Communications Equipment. If Landlord elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand from Landlord. Installation of the Communications Equipment shall be subject to and in compliance with Section 6.303 of the Lease and shall be considered an Installation under Section 6.303 of the Lease.
4. Installation. Prior to the installation of the Communications Equipment, Tenant shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other government authorities having jurisdiction over the Communications Equipment, the Property and/or Tenant’s business, including it communications, operations and facilities. Tenant shall at all time comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height, location, use, operations, and removal of the Communications Equipment and shall fully indemnify Landlord against any loss, cost, or expense which may be sustained or incurred by its as a result of the installation, maintenance, operation, or removal of the Communications Equipment. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Communications Equipment at the Building. Tenant’s installation of the Communications Equipment in the Roof Space will be performed (a) at the sole cost of Tenant, (b) in a good and workmanlike manner, (c) in accordance with Tenant’s Plans, all Operational Requirements, the instructions of Landlord and the Building roofing contractor, and (d) without interfering with the use of any portion of the Building by the occupants thereof.
5. Tenant’s Covenants.
     (a) Operational Requirements. Tenant will, at its expense, perform all acts necessary to insure that Tenant, the Communications Equipment (including the installation, maintenance, operation and removal), and the Roof Space (and access thereto) are at all times in strict compliance with (i) all applicable laws, including without limitation the OSHA Standards of Roof Access, (ii) the requirements of Landlord’s insurance carriers, and (iii) the rules and regulations of the Building. Items (i) — (iii) of the preceding sentence, as the same may be amended from time to time, being the “Operational Requirements”. To THE FULLEST EXTENT permitted by Applicable Law, Tenant will Indemnify and Defend Landlord and Landlord’s agents and employees against all Claims arising from any failure by Tenant or the Communications Equipment to comply with all Operational Requirements.
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     (b) Condition of Communications Equipment; Repairs. Tenant will (i) maintain and operate the Communications Equipment in a good and safe condition; (ii) keep the Roof Space free from all trash, debris and waste resulting from the use thereof by Tenant; and (iii) maintain the Roof Space and repair all damage to the Roof Space, the Building (including the roof) occurring in connection with the installation, use, maintenance, relocation or removal of the Communications Equipment. To the extent any penetrations of the roof of the Building are made by Tenant’s contractors during the installation, maintenance, repair, replacement or removal of the Communications Equipment (without implying any right to make such penetrations), Tenant will install and maintain water proofing materials around all such penetrations and will provide waterproofing certification with respect to such penetrations from Landlord’s roofing contractor so that Landlord is assured that any such penetrations do not void, limit or reduce any roof warranty in effect. If Tenant fails to perform any of the foregoing obligations within five (5) days after Landlord’s written request, Landlord may perform such obligations on Tenant’s behalf, and Tenant will reimburse Landlord for all reasonable costs incurred in connection therewith (plus 10% for Landlord’s overhead) within thirty (30) days after receipt of Landlord’s invoice.
     (c) Costs; Liens. Tenant will pay or cause to be paid all costs for materials provided or work performed by or at the direction of Tenant related to the Communications Equipment or the Roof Space. Tenant will, within five (5) days after notice from Landlord, discharge or bond around any mechanic’s lien filed against the Building as a result of such claim.
     (d) Taxes. Tenant will pay all sales, use and personal property taxes assessed against or attributable to the Communications Equipment. As an additional license fee, Tenant will pay any increases in real property taxes levied against the Building which are directly attributable to the Communications Equipment or Tenant’s use of the Roof Space.
     (e) Surrender; Removal of Equipment. Upon expiration or earlier termination of the Lease or Tenant’s right of possession of the Premises, Tenant will remove the Communications Equipment from the Building and peaceably surrender the Roof Space to Landlord in the same condition it was in as of the date hereof, ordinary wear and tear excepted. Upon final removal of the Communications Equipment, Tenant will repair and restore all roof penetrations, if any, and provide waterproofing certification from the Building roofing contractor. If Tenant fails to remove the Communications Equipment from the Building within thirty (30) days after the termination of Tenant’s right to possess the Roof Space, Landlord may remove and store or dispose of the Communications Equipment in any manner Landlord deems appropriate. Tenant will reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within fifteen (15) days after Landlord’s request. If Tenant fails to remove its Communications Equipment from the Roof Space after expiration or earlier termination of the Lease, Tenant will, at the option of Landlord, be deemed in holdover as to this Rider and the Roof Space only, subject to all provisions of this Rider except the License Fee will be double the amount payable during the last month of the term. Landlord may terminate such holdover by written notice at any time.
     (f) Access. Except in the event of an emergency (including equipment malfunctions, lost traffic, and revenue-affecting malfunctions, in which event Tenant will be permitted immediate access to the Roof Space), all maintenance, repair, replacement and removal work on the portion of the Communications Equipment located outside the Premises will be scheduled 24 hours in advance with Landlord. All roof access by Tenant will be subject to Landlord’s supervision and control and Tenant may be required to compensate Landlord for reasonable trip charges and overtime resulting from employees or agents of Landlord making trips to the Building to provide access to the Roof Space after normal Building business hours.
6.	Certain Rights Reserved by Landlord.
     (a) Right to Relocate. Landlord may, upon fifteen (15) days’ prior written notice, relocate the portion of the Communications Equipment located outside the Premises, including Tenant’s cabling and/or conduit, to other space in the Building (the “Substitute Space”), provided such relocation does not materially and adversely affect the operation of the Communications Equipment. In such event, the Substitute Space will be deemed to be the Roof Space for all purposes hereunder. Landlord will reimburse Tenant for Tenant’s reasonable out-of-pocket costs in connection with such relocation. If any repair or maintenance to the Building necessitates the temporary relocation of the Communications Equipment, such temporary relocation will be performed at Landlord’s expense.
     (b) Screening of Equipment. Landlord may require Tenant to install, at its sole expense, a device screening the Communications Equipment in the Roof Space from public view. Such screening device will be installed in accordance with plans and specifications approved in writing in advance by Landlord and will otherwise comply with all Operational Requirements and Landlord’s requirements regarding construction, maintenance and removal.
7.	Interference.
     (a) Procedure. If, at any time during the term, (i) any electrical output, electromagnetic output, radio frequency or other interference (collectively, “Interference”) resulting from the operation of the Communications Equipment, in the sole opinion of Landlord, adversely affects the equipment, machinery, or systems of Landlord or other licensees or tenants of the Building or the roof of the Building, and (ii) Tenant does not correct the Interference within 48 hours after receipt of telephonic or written notice from Landlord, Landlord may, at Landlord’s option, shut down or disconnect the Communications Equipment until the Interference is remedied. Tenant will immediately cease operations (except for intermittent testing on a schedule approved by Landlord) until the Interference has been corrected to the satisfaction of Landlord.
     (b) Emergency If, in the reasonable opinion of Landlord, an emergency situation exists and Landlord reasonably determines that the Interference is attributable to the Communications Equipment, Landlord will give verbal notice (either in person or by telephone) of the emergency situation to Tenant, who will act immediately to remedy the emergency situation, and Landlord will have the right to shut down the Communications Equipment immediately until the emergency situation is resolved.
     (c) Waiver. To the fullest extent permitted by applicable law and in addition to any waivers contained in the Lease, Tenant waives all claims against Landlord and Landlord’s agents, employees and contractors arising, or alleged to arise, out of any shutdown of the Communications Equipment, even if the shutdown was caused solely or in part by the negligence of a Landlord
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Party, but not to the extent the shutdown was caused by the gross negligence or willful misconduct of Landlord or its agents or contractors.
8. Service Interruptions; Equipment Malfunctions. Landlord will not be liable or responsible to Tenant for any of the following (collectively, “Equipment Malfunction”) (a) interruption or suspension of electrical service to the Communications Equipment; (b) malfunction or non-functioning of the Communications Equipment; or (c) repair, maintenance or loss of or damage to the Communications Equipment. Tenant will be responsible for providing its own backup power supply and power surge protection. To the fullest extent permitted by applicable Law and in addition to any waivers, indemnities or obligations to defend contained in the Lease, Tenant waives all Claims against the Landlord and Landlord’s agents, employees or representatives arising, or alleged to arise, from an Equipment Malfunction, even if due to the negligence of Landlord or Landlord’s agents, employees or representatives, but not to the extent caused by the gross negligence or willful misconduct of landlord or its agents, employees or representatives. However, under no circumstances will Landlord or its agents, employees or representatives be liable for consequential or special damage arising out of an interruption or Equipment Malfunction.
9. Indemnities, Insurance. The Roof Space will be considered to be part of the Premises for the purposes of any waiver contained in the Lease or any insurance policy carried by Tenant. The Roof Space is not a Common Area under the Lease.
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RIDER 11
RIGHT TO AUDIT
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
Tenant shall have the right to perform an annual audit at Tenant’s expense on Landlord’s books and records to the extent necessary to verify Landlord’s calculation of actual Additional Rent for the prior calendar year, provided that such audit shall be conducted by a certified public accountant and farther provided that the auditor’s report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all, (i) within sixty (60) days after Tenant notifies Landlord that Tenant will conduct such audit, which notice must be received by Landlord within ninety (90) days after Tenant’s receipt of the annual statement of actual Additional Rent from Landlord, (ii) during Landlord’s normal business hours, (iii) at the place where Landlord maintains its records (or such other place in the Dallas, Texas area as Landlord shall deliver the appropriate records) and (iv) only after Landlord has received ten (10) days prior written notice. If the audit report reflects that estimated Additional Rent was overcharged or undercharged in the audited calendar year and provided Landlord agrees with such audit (which agreement shall not be unreasonably withheld), Tenant shall within twenty (20) days after receipt of such report pay to Landlord the amount of any underpayment or, if applicable, Landlord shall, at Tenant’s option, either credit against the next Additional Rent payment or payments due from Tenant the amount of any overpayment or pay to Tenant the amount of such overpayment, less any amounts then owed to Landlord. The result of any audit by Tenant and all information obtained by Tenant or its auditor shall be treated as confidential, except as otherwise required by applicable law, and Tenant’s only obligation was to its auditor shall be to include a confidentiality requirement in Tenant’s contract with such auditor. Notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such audit by Tenant.
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RIDER 12
EXPANSION OPTION
FIRST FLOOR
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
A.	Subject to the remaining provisions of this Rider, Tenant shall have the option and right (the “First Floor Expansion Option”) to lease from Landlord in its entirety the approximately 2,445 square feet of Agreed Rentable Area on the first (1st) floor of the Building described on Schedule A attached hereto (the “First Floor Expansion Space”). Tenant shall exercise the First Floor Expansion Option, if at all, by delivering written notice of such exercise (such notice, the “First Floor Notice”), on or before the Commencement Date. If Tenant fails to exercise the First Floor Expansion Option as set forth herein, then the First Floor Expansion Option shall be of no further force or effect. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be permitted to exercise the First Floor Expansion Option during the continuance of a default under the Lease.

B.	The First Floor Expansion Space shall be leased to Tenant upon all terms and conditions of this Lease with the following exceptions:
(a)	The First Floor Expansion Space shall be delivered to Tenant in “as is” condition.

(b)	Basic Annual Rent for the First Floor Expansion Space will be equal to the product of the Agreed Rentable Area per square foot rent applicable to the Premises, as the same is adjusted from time to time, under Item 3 of the Basic Lease Provisions, multiplied by the Agreed Rentable Area of the First Floor Expansion Space, it being the intent of the parties that the Basic Annual Rent for the First Floor Expansion Space will be the same rate per square foot as the Basic Annual Rent for the initial Premises at all times during the initial Term.

(c)	Basic Monthly Rent for the applicable First Floor Expansion Space will be equal to one-twelfth (l/12th) of the Basic Annual Rent for the First Floor Expansion Space.

(d)	Basic Annual Rent and Additional Rent for the First Floor Expansion Space shall commence on the earlier to occur of (i) the date on which the improvements in the First Floor Expansion Space are substantially completed, provided that the initial date determined under this clause (i) shall be adjusted backward (i.e., to an earlier date) by one (1) day for each day of Tenant Delays (as such term is defined in the First Floor Expansion Space work letter), (ii) the date that Tenant commences use of the First Floor Expansion Space, and (iii) the date which is forty-five (45) days after the date of the First Floor Notice applicable to such Expansion Space.

(e)	Tenant’s Pro Rata Share Percentage for the entire Premises shall each be recalculated based on the rentable area of the Premises following the addition of the First Floor Expansion Space to the Premises.

(f)	The dates for submission of the initial space plan and construction plans for the leasehold improvements to be constructed in the First Floor Expansion Space shall be agreed to by Landlord and Tenant within five (5) days after Tenant elects to lease the First Floor Expansion Space.

(g)	Tenant shall be entitled to a finish allowance equal to the product of (i) the per square foot Finish Allowance provided by Landlord with respect to the initial Premises (as set forth in Exhibit D to this Lease), multiplied by (ii) the number of square feet of the First Floor Expansion Space, multiplied by (iii) a traction, the numerator of which is the number of full calendar months which remain in the initial Term from and after the date Basic Annual Rent commences with respect to the First Floor Expansion Space and the denominator of which is the number of full calendar months in the initial Term.

(h)	Tenant shall have no right to occupy any portion of the First Floor Expansion Space and in no event shall Tenant occupy any portion of the First Floor Expansion Space prior to (i) Substantial Completion of the leasehold improvements to be constructed in the First Floor Expansion Space, (ii) issuance of a certificate of completion or other document or permit issued by the applicable governmental authority authorizing Tenant’s occupancy of the First Floor Expansion Space and (iii) Landlord’s receipt of an Acceptance of Premises Memorandum executed by Tenant and covering the First Floor Expansion Space.
C.	Within fifteen (15) days after Landlord’s receipt of the First Floor Notice, Tenant and Landlord will enter into a work letter substantially in the form of Exhibit D attached to this Lease, provided that such form shall be amended to (i) set forth appropriate dates, (ii) amend the finish allowance to be the amount of finish allowance calculated in accordance with clause (g) of Paragraph B of this Rider and (iii) provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the First Floor Expansion Space. Pursuant to the work letter, Landlord shall construct or cause to be constructed improvements in the First Floor Expansion Space in substantial accordance with construction plans agreed to by Landlord and Tenant.

D.	Upon substantial completion of the First Floor Expansion Space improvements, Landlord and Tenant shall execute an Acceptance of Premises Memorandum in substantially the form of Exhibit E attached to this Lease. If Tenant occupies any portion of the First Floor Expansion Space without executing the Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted such First Floor Expansion Space for all purposes.

E.	Within fifteen (15) days after Landlord’s receipt of a Notice, Landlord and Tenant will enter into an amendment to this Lease reflecting (i) the addition of the First Floor Expansion Space to the Premises, (ii) the increase in Basic Annual Rent and Additional Rent payable under this Lease, (iii) the increase in Tenant’s Pro Rata Share Percentage and (iv) such other
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amendments as are necessary; provided however, an otherwise valid exercise of the First Floor Expansion Option shall be fully effective whether or not such amendment is executed.

F.	The Landlord shall not be liable for the failure to give possession of the First Floor Expansion Space by reason of force majeure as defined in the Lease. Any rent otherwise due by Tenant with respect to the First Floor Expansion Space shall, however, be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of any failure of Landlord to timely give possession of such First Floor Expansion Space to Tenant during such time period as such force majeure is continuing.
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SCHEDULE A TO RIDER 12
FIRST FLOOR EXPANSION SPACE
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RIDER H-1
ASBESTOS CONTAINING MATERIALS AND OTHER HAZARDOUS SUBSTANCES
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     A copy of the hazardous substances survey or surveys of the Building or portions thereof prepared by independent contractor(s) (whether one or more, the “Hazardous Substance Survey”) are available for Tenant’s inspection at the office of the Property Manager. The purpose of the Hazardous Substance Survey is to indicate the presence or absence of hazardous or toxic materials (as defined in the Lease) at the Building based on the present levels or content of said hazardous or toxic materials as presently set by the U.S. Environmental Protection Agency (“EPA”) or the U.S. Occupational Safety and Health Administration (“OSHA”). However, Landlord has been advised by its third-party consultants that such presence does not violate lawful levels for such materials or require removal or controls beyond those already implemented by Landlord. Landlord has implemented an Operations and Maintenance Program (the “O&M Program”) with respect to any ACM located in the Building, which is set forth in a written document located in the Property Manager’s office. To reduce the risk that the ACM at the Building is not improperly disturbed or handled by untrained persons, all maintenance, repairs and/or renovations by Tenant to any area of the Premises or Building shown on the survey to contain ACM must be coordinated with and approved in advance by Landlord. Tenant shall cause all contractors and subcontractors engaged by Tenant agree in writing to be bound by and will perform their work subject to the O&M Program. Tenant agrees to cooperate with Landlord in all reasonable procedures or actions necessary for the conduct of the O&M Program. Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding: (x) the Hazardous Substance Survey (including, without limitation, the contents, accuracy and/or scope thereof) and Landlord has informed Tenant that said Hazardous Substance Survey is not a comprehensive survey of the Building for all forms of hazardous or toxic materials, including but not limited to asbestos and ACM and cannot be relied upon as a representation that there are no other hazardous or toxic materials, including but not limited to asbestos and ACM, at the Premises or Building, whether addressed therein or not or (y) the presence or absence of other hazardous or toxic materials in, at, or under the Premises, the Building or the Land. Tenant (a) shall not rely on and has not relied on the Hazardous Substance Survey, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving hazardous or toxic materials the Premises and shall fully restore all areas and improvements where samples were taken or work performed and repair all damage resulting from any of the same. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND SHALL REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, INJURIES OR DEATHS IN CONNECTION WITH OR ARISING OUT OF OR FROM ANY INSPECTION, TESTING SAMPLING OR SIMILAR ACTIVITY CONDUCTED BY TENANT, TENANT’S AGENTS OR CONTRACTORS AT THE PREMISES OR THE BUILDING FOR HAZARDOUS OR TOXIC MATERIAL, WHETHER UNDER THIS RIDER OR OTHERWISE UNDER OR IN CONNECTION WITH THIS LEASE.
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RIDER H-2
TENANT’S STUDY, TESTING AND INSPECTION RIGHTS
     This Rider is attached to and a part of that certain Lease Agreement executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and T-NETIX, INC., a Delaware corporation (“Tenant”). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:
     Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. Tenant shall indemnify and hold harmless Landlord from, and reimburse Landlord for and with respect to, any and all loss, damages and claims resulting from or relating to Tenant’s studies, tests and investigations. If such study, test, investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and, in any event, within five (5) business days after Tenant receives the evidence of hazardous or toxic materials. If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) business day period, Tenant’s right to terminate this Lease shall be null and void and of no further force or effect.
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